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                                                                   EXHIBIT 10.17


                                 LEASE AGREEMENT
                     PROJECT: CARDINAL TECHNOLOGY CENTER II




   I. DEFINITIONS AND BASIC PROVISIONS.

         A. Date of Lease:

         B. "Landlord": Cardinal Technology Center II, Inc., a Texas corporation

         C. Address: c/o Kennedy Associates Real Estate Counsel, Inc. 1215 4th Avenue, Suite 2400
            Seattle, Washington 98161

         D. "Tenant": Advance Paradigm, Inc.

         E. Address: 1703 N. Plano Road
                     Richardson, Texas 75081

         F. "Building": The structure commonly known as 1703 N. Plano Road and which is located on the tract of land (the "Land") described by on EXHIBIT "B" attached hereto and made a part hereof for all purposes.

         G. "Area One": That certain 25,122 square feet of rentable area contained within the Building and as outlined and hatched on the plan attached hereto as EXHIBIT "A-1" and made a part hereof for all purposes.

         H. "Area Two": That certain 23190 square feet of rentable area contained within the Building and as outlined and hatched on the plan attached hereto as EXHIBIT "A-2" and made a part hereof for all purposes.

         I. "Premises" shall mean Area One (the "Rentable Area in the Premises"). From and after the Area Two Commencement Date (as hereinafter defined), the term Premises and Rentable Area in the Premises shall include Area Two and, for all purposes thereafter, the "Premises" shall be comprised of Area One and Area Two. The Premises and Rentable Area in the Premises shall be stipulated for all purposes thereafter to contain 48,312 square feet of rentable area.

         J. "Project": The Building, the parking facilities, and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

         K. "Rentable Area in the Project" shall be 142,356 square feet of rentable area unless modified as provided herein.

         L. "Tenant's Proportionate Share" shall be seventeen and 65/100 percent (17.65%), which is the ratio between the Rentable Area in the Premises and the Rentable Area in the Project. From and after the Area Two Commencement Date, Tenant's Proportionate Share shall be thirty three and 94/100 percent (33.94%). If the Rentable Area in the Premises and/or the Rentable Area in the Project changes, Tenant's Proportionate Share shall be adjusted effective as of the date of such change.

         M. "Commencement Date": November 2, 2000, or the date upon which Tenant occupies Area One with the prior written consent of Landlord, whichever shall first occur. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

         N. "Area Two Commencement Date": November 1, 2001 or the date upon which Tenant occupies Area Two with the prior written consent of Landlord, whichever shall first occur. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Area Two Commencement Date hereof.

         O. "Term": Commencing on the Commencement Date and ending one hundred twenty (120) months after the Area Two Commencement Date, plus any partial calendar month following the Commencement Date, unless sooner terminated as provided herein.

         P. "Base Rental": 31,925.88 per month. From and after the Area Two Commencement Date, Base Rental shall be $61,396.50 for the next sixty (60) months of the Term of this Lease; then $66,429.00 per month for the remainder of the Term of this Lease; each such monthly installment shall be due and payable on the first day of each calendar month, in advance, without demand, deduction or setoff whatsoever.

         Q. "Prepaid Rental": $31,995.88 to be applied to the first accruing monthly installments of rental.

         R. "Security Deposit": $0.00

         S. "Permitted Use": The Premises shall be used only for general office purposes in connection with Tenant's business operation and for such other lawful purposes as may be incidental thereto.

         T. "Common Area": That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, delivery passages, parking areas, decks and other parking facilities, landscaping and other common facilities.

         U. "Broker". The Staubach Company

         V. "Operating Expense Stop" shall mean $2.50 per square foot multiplied by the Rentable Area in the Premises.

         Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

     2. GRANTING CLAUSE. In consideration of the obligations of Tenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Premises as described above, to have and to hold such premises for the Term of the Lease, all upon the terms and conditions set forth in this Lease.

     3. BASE RENTAL. As rental for the lease and use of the Premises, Tenant will pay Landlord or Landlord's assigns, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 17 hereof and Paragraph 19 hereof), the Base Rental in the manner specified in Paragraph 1.P hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified in this Lease shall bear interest at the highest lawful rate per annum from the date due until paid. In addition, Tenant shall pay Landlord upon demand a late charge in an amount equal to five percent (5%) of any installments of rental or other payments specified herein if not paid within five (5) days of the date when due and payable.



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         If Tenant fails to timely pay two (2) consecutive installments of Base
Rental, any other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

     4. ADDITIONAL RENTAL AND OPERATING EXPENSES.

         4.1 The term "Operating Expenses" shall mean all reasonable and necessary expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis or cash method (at Landlord's option), including, without limitation the following:

         (a) Salaries and wages of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

         (b) Cost of supplies and materials used in the operation, maintenance and security of the Project;

         (c) Cost of all utility service (including water, power and sewage service) supplied to the Project, with the sole exception of utility services supplied to tenants of the Project at their respective premises and directly paid for by such tenants;

         (d) Cost of all maintenance, repair and replacement of, and any service agreements for the Project and the equipment therein, including, without limitation, any of the following (if provided): parking facilities, landscaping, fire protection, sprinklers, trash removal, window cleaning, and elevator maintenance;

         (e) Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

         (f) All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and whether they be levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined (collectively, the "Taxes"); provided, however, that Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes;

         (g) Cost of repairs and general maintenance and reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

         (h) Cost of improvement items, including installation thereof, which are acquired primarily for the purpose of reducing Operating Expenses and/or complying with laws, ordinances or regulations of governmental authorities or agencies having jurisdiction over the Project;

         (i) Cost of repair and maintenance of the landscape and parking areas and periodic painting of the building exterior; and

         (j) Reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord.

     To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects.

     Notwithstanding anything seemingly to the contrary contained herein, Operating Expenses shall not include the following:

                  (i)      Depreciation;

                  (ii) Interest and principal payments on mortgage and other non-operating debts of Landlord;

                  (iii) Allowances or other costs (including the cost of plans, permits and licenses) incurred with respect to the installation of tenant improvements made for other tenants in the Project or in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

                  (iv) Real estate commissions, legal fees, tenant incentives, marketing and advertising expenses and other costs incurred by Landlord in leasing or attempting to lease the Project; and

                  (v) Executive salaries or the salaries of non-management employees, except to the extent of actual time expended at or on behalf of the Project by such non-management employees.

         4.2 For purposes hereof, "Tenant's Share of Operating Expenses" shall mean Tenant's Proportionate Share of Operating Expenses minus the Operating Expense Stop. Landlord shall have the right to estimate the amount of Tenant's Share of Operating Expenses which will be incurred with respect to each calendar year during the Term of this Lease, Tenant shall pay to Landlord monthly on the first day of each calendar month during such calendar year in question, as additional rental, an amount equal to one-twelfth (1/12th) of the estimated amount of Tenant's Share of Operating Expenses. Until such time as an estimate of Operating Expenses with respect to any particular calendar year is delivered to Tenant, Tenant shall pay to Landlord, on the first day of January and the first day of each calendar month thereafter during such calendar year in question the amount of such additional rental which shall have been payable by Tenant under this paragraph with respect to the month of December immediately preceding such calendar year. Thereafter, at such time as the estimate of Operating Expenses with respect to such calendar year is delivered to Tenant, Tenant shall pay to Landlord within ten (10) days following receipt of such estimate the amount by which (i) the product of one-twelfth (1/12th) of the amount of such estimate multiplied by the number of calendar months in such calendar year which shall have wholly or partially expired exceeds (ii) the amount of such additional rental which shall have been theretofore paid under this paragraph with respect to such calendar months. Landlord agrees to provide to Tenant a statement of the Operating Expenses incurred with respect to each calendar year on or about ninety (90) days (or as soon thereafter as reasonably possible) following the end of such respective calendar year. If Tenant's Share of Operating Expenses actually incurred with respect to any calendar year exceeds the estimate of Tenant's Share of Operating Expenses theretofore paid by Tenant for such calendar year, then Tenant shall pay to Landlord the amount of such excess within ten (10) days following receipt of notice from Landlord setting forth Tenant's Share of Operating Expenses for the calendar year in question. If Tenant's Share of Operating Expenses with respect to any calendar year is less than the estimate of Tenant's Share of Operating Expenses theretofore paid by Tenant for such calendar year, then Landlord shall credit the difference to Tenant against the next due installments of the estimated amount of Tenant's Share of Operating Expenses. In no event shall Tenant ever be entitled to a credit with respect to any calendar year in excess of the additional rental payments made under this paragraph with respect to such calendar year. If the Commencement Date of this Lease is not the first day of a calendar year or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's Share of Operating Expenses with



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respect to such calendar year shall be prorated. The provisions of this paragraph shall survive. the expiration or earlier termination of this Lease.

         4.3 Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not fully occupied during any calendar year, then an adjustment shall be made in computing the Operating Expenses for such calendar year so that the Operating Expenses are computed as though the Project had been fully occupied during such calendar year.

         4.4 Landlord agrees to keep books and records reflecting the Operating Expenses. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Operating Expenses for a particular calendar year, to audit Landlord's books and records respectively relating to Operating Expenses for such calendar year; or, at Landlord's sole option, Landlord may provide such audit prepared by a certified public accountant selected by Landlord. If within such six (6) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Operating Expenses, Tenant shall be deemed to have approved such statement in all respects.

         4.5 Should Tenant desire any additional services beyond those which Landlord is expressly obligated to provide pursuant to this Lease or should Tenant desire rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

     5. TAXES.

         5.1 Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

         5.2 If at any time during the Term of this Lease, a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this paragraph, Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

     6. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord acknowledges receipt from Tenant of the sum stated in Paragraph l.Q hereof to be applied to the first accruing monthly installments of rental.

     7. ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant: (a) accepts the Premises as suitable for the purposes for which they are leased; (b) accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition; and
(c) waives any defects (other than latent defects in equipment servicing or directly affecting the occupancy of the Premises, except such equipment which is installed by Tenant or by others at Tenant's direction or request) in the Premises or the Building, except for the completion of those items, if any, on Landlord's punch list. By taking possession of the Premises, Tenant, to the full extent permitted by law, waives any and all warranties, express or implied, currently existing or hereinafter created, relating to the condition of the Premises, including, without limitation, any warranty of suitability or fitness for a particular purpose. Landlord shall not be liable, except for gross negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, servants, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Project or its mechanical system and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, servants, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Project.

     8. USE OF PREMISES. The Premises shall be used and occupied only for the Permitted Use stated in Paragraph l.S hereof and not otherwise. Notwithstanding the foregoing, without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, or highly inflammable or hazardous. Tenant will conduct its business and control its agents in such a manner that such use of the Premises will not create any nuisance or interfere with, annoy or disturb other tenants of the Project, if any there are. Tenant shall, at its own expense, obtain any and all governmental licenses and permits necessary for its use.

     9. REPAIR AND MAINTENANCE.

         9.1 Landlord shall, at it sole cost and expense, maintain and make necessary repairs of damage to the roof, foundation, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors). Subject to the provisions of Paragraph 4 of the Lease, Landlord shall further maintain the Common Areas. Tenant shall give immediate written notice to Landlord of the need for maintenance, repairs or corrections. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises except as expressly set forth in this section. In addition to the provisions of Paragraph 4 above, it is expressly understood that Tenant shall pay for any damage to the roof, foundation or to the structural soundness of exterior walls, which is caused by the act of Tenant, or of Tenant's employees, agents or invitees, or which is caused by Tenant's default hereunder.

         9.2 Tenant shall, at its own risk and expense, maintain all other parts of the Premises in good repair and condition (including all necessary replacements), including, but not limited to, all fixtures installed by Tenant, walls, carpeting and other floor covering, plumbing, windows, window glass, plate glass, doors, heating, ventilation and air conditioning systems (the "HVAC Systems"), fire protection sprinkler system, downspouts, dock bumpers and other electrical, mechanical, and electromotive installation, equipment, and fixtures and also including trash removal, all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under, and above the Premises. Tenant shall take good care of all leasehold improvements and its fixtures, and suffer no waste. Tenant shall be responsible for all pest control and extermination. Should Tenant neglect to keep and maintain the Premises, then Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs therefor shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due and shall bear interest thereon at the maximum rate allowable from the date of demand until paid. At the termination of this Lease, Tenant shall deliver the Premises "broom clean" in the same good order and condition as existed at the Commencement Date ordinary wear and tear excepted.

         Throughout the Term of the Lease, Tenant shall contract with a qualified and properly insured contractor to service and maintain the HVAC Systems on a regularly scheduled basis, but not less than once every three (3) months. Such service shall include, but not be limited to, cleaning of the coil and condenser units on each unit; checking the electrical connections, the oil and refrigerant



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for leaks, the safety device, the blower [ILLEGIBLE] for wear, tension and alignment, the expansion value, coil temperature, and condensate drain; and maintaining the lubrication and addition of Freon. Tenant shall secure, at its sole cost and expense, and shall provide Landlord with a copy of the service contract, providing for the maintenance as described in above, within sixty (60) days following the Commencement Date of this Lease, and thereafter, Tenant shall renew such service contract to Landlord prior to expiration of the then existing service contract. Landlord acknowledges that Tenant may use its maintenance staff to perform the services required herein, provided that a verifiable record of such service is kept by Tenant.

         9.3 Tenant agrees it shall not locate or install or cause to be located or installed in the Common Area any bike racks, newspaper holder stands, vending machines of any kind, mailboxes, telephone booths, mobile homes, fences, or any other device of a similar nature which would impede or obstruct the Common Area. Tenant further agrees to keep said sidewalk and service area swept and free from trash, rubbish, garbage and other refuse, and additionally to maintain in a neat and clean condition that area to the rear of the Premises designated as the garbage or refuse collection area for the use of Tenant.

     10. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

         10.1 Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions, or improvements to the Premises or install any structures or equipment on the roof of the Building or any portion of the Common Area without the prior written consent of Landlord. Tenant expressly agrees to indemnify Landlord for any and all damages resulting from or caused by Tenant penetrating the roof or exterior walls of the Premises. Tenant shall have the right to erect or install shelves, bins and machinery, provided that Tenant complies with all applicable governmental laws, ordinances, and regulations. Tenant shall have the right to remove at the termination of this Lease, such items so installed by Tenant, provided Tenant is not then in default; however, Tenant shall, prior to the termination of this Lease, repair any damage caused by such removal and, if requested by Landlord, offer Landlord (prior to such removal) sufficient security to insure Landlord that the proper repairs will be made.

         All alterations, additions or improvements made by Tenant (including, without limitation, HVAC Systems, offices and improvements in and pertaining to such offices, partitions, floor coverings, etc.), together with such other property as Tenant leaves in or on the Premises at the termination of this Lease, shall become the property of Landlord at the termination of this Lease; however, Tenant shall promptly remove, if Landlord so elects, any or all alterations, additions, and improvements specified by Landlord, and any other property placed in the Premises by Tenant, and Tenant shall repair any damage caused by such removal. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

         10.3 Landlord retains the exclusive right to make additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

         Notwithstanding anything contained herein to the contrary, Landlord agrees to install, at Landlord's sole cost and expense and in a manner determined at Landlord's sole discretion, one hundred eleven (111) covered parking spaces in such location as depicted in the attached "EXHIBIT "I", sixty-two (62) such spaces to be installed on or before the Area One Commencement Date and the remaining forty-nine (49) to be installed on or before the Area Two Commencement Date.

     11. SIGNS. Tenant shall not, without Landlord's prior written consent (a) install, alter or replace any exterior lighting, decorations, paintings, awnings, canopies or the like, or (b) erect, install, alter or replace any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Landlord for the Project from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, as to construction, method of attachment, size, shape, height, lighting, color and general appearance. Tenant shall be solely responsible for all costs associated with the installation and maintenance of such signs. All signs are subject to applicable laws and deed restrictions and shall conform to any national, local or municipal ordinance or regulation. All signs shall be kept in good condition and in proper operating order at all times. At Landlord's option and request, Tenant shall remove all signs at the termination of this Lease, and shall repair any damage and close any holes caused by such removal, with such repairs to be made in good workmanlike manner. Tenant shall not erect any signs on the roof or paint or otherwise deface the exterior walls of the Building. Notwithstanding anything contained herein to the contrary, Tenant may install, at its sole cost and expense, such building mounted signage to be in reasonable accordance with the specifications as described in the attached EXHIBIT "F", as may be modified upon the reasonable consent of Landlord, and provided such signage shall conform to any national, local or municipal ordinance or regulation.

     12. INSURANCE.

         12.1 Tenant shall not permit the Premises to be used in any way which would, in the reasonable opinion of Landlord, be extra hazardous (on account of fire or otherwise) or in any way increase the cost of or render void any insurance coverage in place with respect to the Building or any contents in the Building belonging to other tenants in the Building. Tenant warrants to Landlord that the Permitted Use as defined in Paragraph 1.S herein accurately reflects Tenant's original intended use of the Premises, and that the minimum insurance coverage shall be obtained by Tenant and in force as of the Commencement Date. If, at any time during the Term of this Lease, the State Board of Insurance or other insurance authority, or any insurer disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins, method of storage or nature of Tenant's inventory or any other act of Tenant, Tenant agrees to pay as additional rental the increase in Landlord's insurance premiums. If an increase in the fire and extended coverage premium paid by Landlord for the Building is caused by Tenant's use or occupancy of the Premises, or if Tenant wrongfully vacates the Premises and causes an increase, then Tenant shall pay as additional rental the amount of such increase to Landlord.

         12.2 Landlord shall maintain fire and extended coverage insurance on the Building and the Premises in such amounts as Landlord's mortgagees shall require. Payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their respective interests shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance, issued by and binding upon a company approved by Landlord, on all of its personal property, including removable trade fixtures, located within the Premises. Tenant shall provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Subsection
12.2 and Subsection 12.3, and Tenant shall obtain the agreement of Tenant's insurers to notify Landlord of any change in coverage or that a policy is due to expire at least thirty (30) days prior to such expiration.

         12.3 Tenant shall maintain, at its expense, a policy or policies of commercial general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company approved by Landlord, and providing minimum protection of not less than $2,000,000 combined single



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limit coverage of bodily injury, property damage or combination thereof.
Tenant's liability insurance shall name Landlord as an additional insured. Landlord shall not be required to maintain insurance against thefts within the Premises, Building or Project.

         12.4 Except as otherwise provided herein, any insurance which may be carried by Landlord or Tenant against any loss or damage to the Building and other improvements situated on the Project or in the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     13. WAIVER OF SUBROGATION. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which is or would be insured against under the terms of the property insurance policies carried or required to be carried under the terms of this Lease by the respective parties hereto, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and Landlord and Tenant each covenants that no insurer shall hold any right of subrogation against such other party (and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation). This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that it does not impair the effectiveness of insurance policies of Landlord and Tenant.

     14. LANDLORD'S RIGHT OF ENTRY.

         14.1 Landlord and its authorized agents shall have the right to enter the Premises during normal working hours for the following purposes: (a) inspecting the general condition and state of repair of the Premises, (b) making of repairs required or authorized herein, (c) showing the Premises to any current or prospective purchaser, tenant, mortgagee or any other party, (d) or for any other reasonable purpose. During the final 180-day period of the Term of this Lease, Landlord and its authorized agents shall have the right to erect on or about the Premises a customary sign advertising the property for lease or for sale. Furthermore, in the event of any emergency (defined to be any situation in which Landlord reasonably perceives imminent danger or injury to person and/or damage or loss of property), Landlord and its authorized agents shall have the right to enter the Premises at any time without notice.

         14.2 In any circumstance where Landlord is permitted to enter upon the Premises, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction; all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Premises that may be required or utilized in connection with such entry by Landlord.

     15. UTILITY SERVICES.

         15.1 Landlord shall provide, at the beginning of this Lease, the normal and customary utility connections into the Premises. Tenant shall pay the cost of all initial utility connection charges and all utility usage charges for utilities that are separately metered with respect to the Premises, including, but not limited to, all charges for telephone, gas, water and electricity used on the Premises. Tenant shall also pay for replacement of all electric light lamps, bulbs or tubes. Landlord shall have the right at any time and from time to time during the Term of this Lease to install equipment within the Premises for the purpose of measuring Tenant's electrical usage therein.

         15.2 No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault. Tenant expressly agrees to notify any utility service requesting or requiring such notice of Tenant's intention to vacate the Premises. This notice requirement shall be in addition to any other notice requirement specified herein.

    16. ASSIGNMENT AND SUBLEASING. Tenant may not, without the prior written consent of the Landlord (which shall not be unreasonably withheld), assign this Lease (or permit any assignment of this Lease by operation of law) or sublet the Premises or any portion thereof or mortgage, pledge or hypothecate its leasehold interest or grant any license within the Premises, and any attempt to do any of the foregoing without the prior written consent of Landlord shall be void and no effect. Landlord's prior consent shall not be required for an assignment or subletting by Tenant to any Affiliate of Tenant (hereinafter defined) provided Tenant gives Landlord prior written notice of Tenant's intent to so assign or sublet to such Affiliate. The term "Affiliate" shall mean (i) any corporation or other entity which, directly or indirectly, Controls (hereinafter defined) or is Controlled by or is under common Control with Tenant or (ii) any corporation or other entity not less than fifty percent (50%) of whose outstanding stock or other ownership interest shall, at the time, be owned directly or indirectly by Tenant or Tenant's parent corporation or other entity. For purposes of this paragraph, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of such corporation or other entity, with the ownership of voting securities or by contract or otherwise.

     Notwithstanding any permitted assignment or subletting, the undersigned Tenant shall at all times remain directly and primarily liable for the performance of all covenants, duties and obligations of Tenant and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, subtenant or other transferee without demand upon or proceeding in any way against any other person. The acceptance of an assignment or subletting of the Premises by any assignee or subtenant shall be construed as a promise on the part of such assignee or subtenant to be bound by and perform all of the terms, conditions and covenants by which Tenant herein is bound. No such assignment or subletting shall be construed to constitute a novation or to waive the requirement for obtaining consent to any subsequent assignment or subletting. In the event of default by Tenant after this Lease has been assigned or while the Premises are sublet, Landlord, in addition to any other remedies provided herein (or provided by law), may at Landlord's option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or subletting, and Landlord may apply such rent against any sums due to Landlord by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from Tenant's primary responsibility under the Lease (as aforesaid) and from the further performance of Tenant's obligations hereunder. If Landlord consents to any subletting or assignment by Tenant as hereinabove provided, and subsequently any rental or other sums received by Tenant under any such sublease are in excess of the rent and other sums payable by Tenant under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then Landlord shall declare fifty percent (50%) of such excess rental, less the cost of leasing commissions and tenant improvements actually incurred by Tenant, under any sublease or such additional consideration for an assignment to be due and payable by Tenant to Landlord as additional rent hereunder.

     Landlord shall have the right to transfer, assign, mortgage, convey and sublease all or any part of the Premises and this Lease, and nothing contained in this Lease shall be construed as a restriction upon Landlord's right to do any of the foregoing. If Landlord transfers this Lease and assignee accepts all obligations of this Lease, either specifically or by virtue of a transfer of all or any part of the Premises, then Landlord shall thereby be released from all obligations arising hereunder after such transfer, and Tenant agrees to look solely to such assignee for performance of such obligations.

     17. FIRE AND CASUALTY DAMAGE.

         17.1 Tenant shall immediately give written notice to Landlord (the "Casualty Notice") if the Building or the Premises are damaged or destroyed.

         17.2 If the Premises or any portion of the Building shall be totally damaged or destroyed by an insured peril and in Landlord's estimation, rebuilding or repairs cannot be completed within two hundred ten (210) days after Landlord's receipt of the Casualty Notice, then either Landlord or Tenant (provided Tenant or its employees, agents or invitees did not cause such damage) may terminate this Lease by delivering to the other written notice thereof within twenty (20) days after Landlord's receipt of the Casualty Notice, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date Landlord received the Casualty Notice. Time is of the essence with respect to the delivery of such notices.

         17.3 If this Lease is not terminated as provided under Paragraph 17.2, then Landlord shall repair and reconstruct the Premises and/or the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements or personal property which may have been installed by Tenant or is required to be covered by Tenant's insurance pursuant to Paragraph 12 of this Lease.

         17.4 If the Premises are untenantable, in whole or in part, during the period beginning on the date of Landlord's receipt of the Casualty Notice and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period and this Lease shall continue in full force and effect. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

     18. HOLD HARMLESS. Landlord shall not be liable to Tenant or Tenant's employees, agents or invitees or to any other person whomsoever, for any injury to person or damage to property on or about the Building and/or Premises caused by the negligence or misconduct of Tenant, its employees, invitees, licensees or agents and Tenant agrees to defend and indemnify Landlord and hold Landlord harmless from any loss, expense or claims arising out of any such damage or injury, including but not limited to, court costs and reasonable attorneys' fees. Landlord shall not be liable or responsible for any injury or damage which may be caused by the Building or the Premises becoming out of repair unless caused by Landlord's gross negligence or willful misconduct. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

     19. CONDEMNATION.

         19.1 If, during the Term of this Lease or any extension or renewal thereof, all or substantially all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation (the "Taking"), this Lease shall terminate and the rent shall be abated during the unexpired term of this Lease, effective as of the date of such Taking.

         19.2 If less than substantially all of the Premises shall be subject to the Taking, this Lease shall not terminate but Landlord may, at Landlord's sole option and at its sole cost and expense, repair or modify the Building and the Premises and the rent payable hereunder during the unexpired portion of the Term shall be adjusted to such extent as may be fair and reasonable under the circumstances. In the event that Landlord chooses not to make such repairs or modifications, this Lease shall terminate, the rent shall be abated for the unexpired term of this Lease and all rights and obligations relating to the unexpired term of this Lease shall cease. Tenant shall have no claim to any portion of the condemnation award.

     20. HOLDING OVER. If Tenant should remain in possession of the Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one hundred twenty-five percent (125%) for the first six months following the expiration of the Term of this Lease and thereafter one hundred fifty percent (150%) of the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant. Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

     21. DEFAULTS.

         21.1 Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

             (a) Failure or refusal by Tenant to timely pay rental or other payments hereunder.

             (b) Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed, other than the payment of rental or other payments hereunder, and such failure shall continue for a period of ten
(10) days following written notice to Tenant of such failure.

             (c) {INTENTIONALLY OMITTED}

             (d) The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

         21.2 This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following:

             (a) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord.

             (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

             (c) Alter locks and other security devices at the Premises.

         21.3 Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

         21.4 In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Premises for such period, the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rental reserved for such period.

         In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 21.4, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 21.4 may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

         21.5 In the event that Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 21.6 hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph 21.5 may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

         21.6 In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord in addition to any sum provided to be paid above: (i) broker's fees incurred by Landlord in connection with reletting the whole or in part of the Premises, (ii) the cost of removing and storing Tenant's or other occupant's property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

         21.7 In the event of termination or repossession of the Premises for an Event of Default, Landlord shall not have any obligation to relet or attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; but Landlord shall have the option to relet or attempt to relet; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose. Tenant hereby waives, to the full extent permitted by law, any obligation of Landlord to mitigate damages to Landlord caused by and Event of Default by Tenant hereunder and/or to relet or attempt to relet the Premises after an Event of Default by Tenant.

         21.8 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

         21.9 In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

         21.10 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies that Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

         21.11 No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any subsequent default or breach of the same or of any other term condition, or covenant contained herein. No receipt of money by Landlord from Tenant after the expiration of the Term of this Lease, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand or suit or imply consent for any action for which Landlord's consent is required.

         21.12 The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but [ILLEGIBLE] covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

     22. LANDLORD'S LIEN. Landlord hereby waives any statutory Landlord's lien.

     23. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancing thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Premises; but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand, Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form reasonably satisfactory to Landlord's Mortgagee. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building.

     24. COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

         24.1 Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Premises or the Building, (e) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (f) shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph l.P. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other costs incurred by Landlord in such investigation.

         24.2 Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as EXHIBIT "C" and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant. Landlord hereby reserves the right to designate, or otherwise control the allocation of, parking spaces for the Premises. All changes and amendments in the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. No outside storage or accumulation of supplies, inventory, building materials or debris shall be permitted without prior written consent from the Landlord. Tenant expressly agrees to comply with and conform to all restrictive covenants of record or subsequently filed of record affecting the Premises.

         24.3 As of the Commencement Date of the Lease, Landlord represents the following: (i) the shell building complies with the fire resistance requirements of the City of Richardson and the NFPA; (ii) accessibility and usability for the disabled is provided in accordance with Title III of the Americans with Disability Act, as well as local and state requirements; and (iii) the building design and site parking meet minimum zoning and building codes for the city in effect at the time of construction.

     25. NOTICES. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, addressed to the parties herein at their respective addresses set out below, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein.

          LANDLORD:             Cardinal Technology Center II, Inc.
                                c/o Kennedy Associates Real Estate Counsel, Inc.
                                1215 4th Avenue, 2400 Financial Center
                                Seattle, Washington 98161
                                ATTN:   Vice President of Asset Management

          WITH COPIES TO:       Haynes & Boone, LLP
                                901 Main Street, Suite 3100
                                Dallas, Texas 75202
                                ATTN:   Mr. Richard K. Martin

          TENANT:               Advance Paradigm, Inc.
                                5215 N. O'Connor Blvd., Suite 1600
                                Irving, Texas 75039
                                ATTN:   General Counsel

          WITH COPIES TO:       The Staubach Company
                                15601 Dallas Parkway, Suite 400
                                Dallas, TX 75001
                                ATTN:   Scott T. Collier


         Notice shall be deemed given when delivered (if delivered by hand) or when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, any notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

     26. FINANCIAL STATEMENTS. If Tenant ceases to be publicly traded, Tenant shall, upon request by Landlord (but not more often than twice per annum), provide current certified financial statements to Landlord during the Term of this Lease. Such financial statements shall be compiled using generally accepted accounting principles.

     27. SPRINKLERS. If there now [ILLEGIBLE] shall be installed in the Building a sprinkling system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Premises, or for any other reason, or if any such changes, modifications alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

     28. RELOCATION OF PREMISES. {INTENTIONALLY OMITTED}

     29. COMMON AREA. The Common Area, as defined in Paragraph l.Q hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in Landlord's discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Areas and to place, construct or erect other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable and non-discriminatory rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

     30. BROKERAGE. Tenant represents and warrants that it has dealt with no other broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.U hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 30 shall survive the termination of this Lease.

     31. HAZARDOUS WASTE.

         31.1 The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment.

         31.2 Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Premises, and if so brought thereon, then the same shall be immediately removed with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.

         31.3 If Tenant so contaminates the Premises, then Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of Tenant's failure to comply with this Paragraph 31 and/or the presence of Hazardous Substances in or on the Premises. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

         31.4 Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of determining whether there exists on the Premises any Hazardous Substances or ensuring compliance with all Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

         31.5 With respect to any Hazardous Substances in or on the Project, Landlord shall comply, as specifically required, with Environmental Law. To the best of Landlord's actual knowledge, as of the Date of Lease the Project does not contain any Hazardous Substances in amounts that violate any applicable laws. Tenant shall have no liability or obligation to Landlord for the cost of cleanup otherwise dealing with, any Hazardous Substances placed on or about the Project prior to the date that Tenant first occupied the Premises, provided that Tenant has not contributed to or exacerbated the condition or quantity of such Hazardous Substances or any damage or injury resulting therefrom, and Landlord shall, to the extent, but only to the extent, of Landlord's responsibility as required pursuant to Environmental Law, institute proper procedures to deal with any such Hazardous Substances.

     32. THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises, the Building or the Common Area.

     33. ESTOPPEL CERTIFICATE. Tenant agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord a statement in recordable form certifying (i) that the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as so modified), (ii) the dates to which rental and other charges payable under this Lease have been paid, and (iii) that Landlord is not in default hereunder (or, if Landlord is in default, specifying the nature of such default). Tenant further agrees that Tenant shall from time to time upon request by Landlord execute and deliver to Landlord an instrument in recordable form acknowledging Tenant's receipt of any notice of assignment of this Lease by Landlord.

     34. BANKRUPTCY AND INSOLVENCY.

         34.1 In the event that Tenant shall become a debtor in a case filed under Chapter 7 of the Bankruptcy Code and Tenant's trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or, otherwise, such election and assignment may be made only if the provisions of paragraph
34.2 and 34.4 are satisfied as if the election to assume were made in a case filed under Chapter 11 of the Bankruptcy Code. If Tenant or Tenant's trustee shall fail to elect to assume this Lease within ninety (90) days after the filing of such petition or such additional time as provided by the court within such 90-day period, this Lease shall be deemed to have been rejected. Immediately thereupon, Landlord shall be entitled to possession of the Premises without further obligation to Tenant or Tenant's trustee and this Lease upon the election of Landlord shall terminate, but Landlord's right to be compensated for damages (including, without limitation, [ILLEGIBLE] damages pursuant to any provision here [ILLEGIBLE] the exercise of any other remedies in any such proceeding shall survive, whether or not this Lease shall be terminated.

         34.2 In the event that Tenant shall become a debtor in a case filed under Chapter 11 of the Bankruptcy Code, or in a case filed under Chapter 7 of the Bankruptcy Code which is transferred to Chapter 11, Tenant's trustee or Tenant, as debtor-in-possession, must elect to assume this Lease in whole within one hundred twenty (120) days from the date of the filing of the petition under Chapter 11 or the transfer thereto or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. In the event that Tenant, Tenant's trustee or the debtor-in-possession has failed to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for such performance, no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, shall be permitted or effective unless each of the following conditions have been satisfied:

             (a) Tenant's trustee or the debtor-in-possession has cured all defaults under this lease, or has provided Landlord with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will cure all other defaults under this Lease which are susceptible of being cured by the performance of any act promptly after the date of such assumption.

             (b) Tenant's trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with Assurance that within ten (10) days from the date of such assumption, it will compensate Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-in-possession.

             (c) Tenant's trustee or the debtor-in-possession has provided Landlord with Assurance of the future performance of each of the obligations of Tenant, Tenant's trustee or the debtor-in-possession under this Lease, and, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent hereunder, an amount equal to three (3) installments of Base Rental (at the rate then payable) which shall be applied to installments of Base Rental in the inverse order in which such installments shall become due, provided all the terms and provisions of this Lease shall have been complied with, and (ii) pay in advance to Landlord on the date each installment of Base Rental is payable a pro rata share of Tenant's annual obligations for additional rent and other sums pursuant to this Lease, such that Landlord shall hold funds sufficient to satisfy all such obligations as they become due. The obligations imposed upon Tenant's trustee or the debtor-in-possession by this paragraph shall continue with respect to Tenant or any assignee of this Lease after completion of bankruptcy proceedings.

             (d) The assumption of this Lease will not breach or cause a default under any provision of any other lease, mortgage, financing arrangement or other agreement by which Landlord is bound.

     For purposes of this Paragraph 34, Landlord and Tenant acknowledge that "Assurance" shall mean no less than: Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and (x) there shall have been deposited with Landlord, or the Bankruptcy Court shall have entered an order segregating, sufficient cash payable to Landlord, and/or (y) Tenant's trustee or the debtor-in-possession shall have granted a valid and perfected first lien and security interest in, and/or mortgage on, the property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or nonmonetary, within the time periods set forth above.

         34.3 In the event that this Lease is assumed in accordance with paragraph 34.2 and thereafter Tenant is liquidated or files or has filed against it a subsequent petition under Chapter 7 or Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant notice of election to so terminate within thirty (30) days after the occurrence of any such event.

         34.4 If Tenant's trustee or the debtor-in-possession has assumed this Lease pursuant to the terms and provisions of paragraphs 34.1 or 34.2 for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee (the "Assignee") has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. Landlord shall be entitled to receive all cash proceeds of such assignment. As used herein "adequate assurance of future performance" shall mean no less than that each of the following conditions has been satisfied:

             (a) The Assignee has furnished Landlord with either (i)(A) a copy of a credit rating of Assignee which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, and (B) a current financial statement of Assignee audited by a certified public accountant indicating a net worth and working capital in amounts which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease, or (ii) a guarantee or guarantees, in form and substance satisfactory to Landlord, from one or more persons with a credit rating and net worth which Landlord reasonably determines to be sufficient to assure the future performance by Assignee of Tenant's obligations under this Lease.

             (b) Landlord has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

             (c) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the Assignee) under this Lease.

         34.5 When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor-in-possession shall be obligated to pay reasonably use and occupancy charges for the use of the Premises, such charges shall not be less than the Base Rental, additional rent and other sums payable by Tenant under this Lease.

         34.6 Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any Trustee, receiver, assignee for the benefit creditors, or any other person or entity, by operation of law or otherwise under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord shall have consented to such transfer. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord nor shall it be deemed a waiver of Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

         34.7 Tenant expressly waives any right it might have to offset rentals or to terminate this Lease upon the bankruptcy of Landlord.

     35. RENEWAL OPTION. If, at the end of the Term of the Lease, or as renewed as herein provided, Tenant is not then in default of any of the terms, conditions, or covenants of the Lease, Tenant, but not any assignee, transferee or subtenant of Tenant, is hereby granted two (2) options to renew this Lease for an additional term of five (5) years initially (the "First Renewal Term"), succeeded by an additional term of five (5) years (the "Second Renewal Term"), each upon the same terms and conditions contained in this Lease with the following exceptions:

         (a) Tenant shall have no right to renew the Term of this Lease following expiration of the renewal terms detailed herein; and

         (b) Base Rental for the First Renewal Term and the Second Renewal Term shall be an amount equal to the then prevailing market base rental rate (giving appropriate consideration to the lease term, credit standing of the tenant, tenant's use of the Premises, building standard workletter and/or tenant improvement allowances, if any, or space in the same improved condition as the Premises, and abatement provision) for comparable space in comparable properties of equivalent quality, size, utility and location as designated by Landlord.

     Tenant shall exercise its right of renewal as herein provided by delivering to Landlord written notice ("Tenant's Notice") of Tenant's desire to renew no later than six (6) months prior to the expiration date of the Term of the Lease for the First Renewal Term and no later than six (6) months prior to the expiration date of the First Renewal Term for the Second Renewal Term. Within thirty (30) days following delivery of Tenant's Notice, Landlord shall deliver to Tenant a written notice ("Landlord's Notice") specifying the Base Rental rate per square foot per annum. Tenant shall have thirty (30) business days following delivery of Landlord's Notice to notify Landlord in writing of Tenant's exercise of its rights to renew such Lease term hereof. Failure to notify Landlord within any of the time periods provided herein shall automatically extinguish Tenant's right to renew.

     36. MISCELLANEOUS.

         36.1 QUIET ENJOYMENT. Tenant, upon payment of the rent and performance of the covenants herein contained, shall quietly have, hold and enjoy the Premises subject to the terms and provisions of this Lease.

         36.2 LIENS BY TENANT. In no event shall Tenant have the right to create or permit there to be established any lien or encumbrance of any nature against the Premises or the Building for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Any mechanic's lien filed against the Premises or the Building for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within ten (10) days after the filing of the lien.

         36.3 ATTORNEYS' FEES. If, on account of any breach or default by Tenant or Landlord of its obligations to either party under the terms, conditions and covenants of this Lease, it shall become necessary for Tenant or Landlord to employ an attorney to enforce or defend any of its rights or remedies hereunder, then the prevailing party shall be entitled to reasonable attorneys' fees, court costs and related expenses incurred therein, whether or not legal suit is actually brought.

         36.4 FORCE MAJEURE. Whenever a period of time is herein described for the taking of action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause not reasonably within the control of Landlord and which Landlord, by the exercise of due diligence, is unable, wholly or in part, to prevent or overcome.

         36.5 INDEPENDENT OBLIGATIONS OF TENANT. The obligation of Tenant to pay all rental and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights that Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rental and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance of any implied covenant or implied duty of Landlord not expressly herein set forth.

         36.6 TIME IS OF ESSENCE. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence.

         36.7 RECORDATION. This Lease shall not be recorded by either party without the consent of the other.

         36.8 APPLICABLE LAW AND VENUE. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable in the county in which the Building is located and in the county in which Landlord's principal business office is located. The laws of the State in which the Building is located shall govern the interpretation, validity, performance and enforcement of this Lease.

         36.9 JOINT AND SEVERAL LIABILITY. If tenant is composed of more than one (1) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

         36.10 SUBMISSION OF LEASE NOT AN OFFER. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

         36.11 AUTHORITY TO DO BUSINESS. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

         36.12 RELATIONSHIP OR PARTIES. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of the computation of rental, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

         36.13 USE OF LANGUAGE. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, unless the context otherwise requires. The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof, if any question of intent should arise.

         36.14 SUCCESSORS. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including, but not limited to, any notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's attorney or agent.

         36.15 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be held invalid or unenforceable by a final judgement of a court of competent jurisdiction, the remainder of this Lease shall not be affected thereby.


     37. ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease with the specific references to written extrinsic documents, is the entire agreement of the parties; that no prior representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the Premises shall be binding on Landlord unless such representations, warranties, understandings, stipulations, agreements or promises are expressly stated in this Lease or the documents incorporated herein. All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing, signed by both Landlord and Tenant.


     EXECUTED as of the day year first above written.



LANDLORD:  CARDINAL TECHNOLOGY CENTER II, INC., A TEXAS CORPORATION



BY:
    -----------------------------------

NAME:
      ---------------------------------

TITLE:
      ---------------------------------

TENANT: ADVANCE PARADIGM, INC.


[INITIAL STAMP]


BY: /s/ JON S. HALBERT
    -----------------------------------

NAME:   Jon S. Halbert

TITLE:  Senior Vice-President, Chief Operating Officer

                                 EXHIBIT "A-1"
                               AREA ONE PREMISES



                                AREA 1 PREMISES





                                  [FLOOR PLAN]

                                 EXHIBIT "A-2"
                               AREA TWO PREMISES



                                AREA 2 PREMISES



                                  [FLOOR PLAN]

                                  EXHIBIT "B"
                               LEGAL DESCRIPTION




     Lot 4 and 5, Block 3, Kas Business Park, an addition to the City of Richardson, Texas according to the plat recorded in Volume 84030, Page 1544 of the Deed Records of Dallas County, Texas.

                                   EXHIBIT "C"
                         BUILDING RULES AND REGULATIONS


     1. Landlord agrees to furnish Tenant two keys without charge. Additional keys will be furnished at a fee. Tenant agrees to deposit a reasonable amount fixed by Landlord from time to time for each key issued by Landlord to Tenant for Tenants offices, and upon termination of this Lease, Tenant agrees to return all keys to Landlord. Landlord shall refund any amount deposited upon return of all keys.

     2. Tenant shall not alter any lock or install any new or additional locks or any bolts or windows of the Premises, without the prior written consent of Landlord.

     3. No Tenant shall at any time occupy any part of the Premises as sleeping or lodging quarters.

     4. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises, the Building or the Common Area regardless of whether such loss occurs when area is locked against entry or not.

     5. No birds, fowl, or animals shall be brought into or kept in or about the Premises.

     6. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Premises shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

     7. No person shall disturb the other occupants of the Building by the use of any musical instruments, the making of unseemly noises, causing objectionable odors, or other unreasonable use.

     8. Any action or condition not meeting the highest standard of dignity and good taste should be reported directly to Landlord.

     9. Tenant shall refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's approval, which shall not be unreasonably withheld, before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

     10. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Premises or any other part of the Building which are visible from the Common Areas, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Premises.

     11. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval which shall not be unreasonably withheld. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

     12. Tenant shall not place, install or operate in the Premises or in any other part of the Building any engine, stove or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any (other than with a microwave oven) other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord which shall not be unreasonably withheld.

     13. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from and all liability in connection with any such services and any associated injury or damage to person or property.

     14. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Premises and for going from one to another part of the Building.

     15. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

     16. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

                                  EXHIBIT "D-1"
                                   WORKLETTER
                                    AREA ONE

     1. COMPLETION SCHEDULE. The following schedule (the "Work Schedule") is hereby established for the planning and completion of the installation of the Area One Improvements (as defined in Paragraph 2 below) to be constructed in Area One.

     Tenant submits space plan to Landlord for approval.                                                    05/26/00
     Landlord review and approval of space plan (or comments specifying those items not approved).          06/02/00
     Tenant submits Area One Plans (as hereinafter defined) to Landlord for approval.                       06/30/00
     Landlord review and approval of Area One Plans (or comments specifying those items not approved).      07/14/00
     Bid period complete.                                                                                   07/21/00
     Commence construction.                                                                                 07/24/00
     Substantial completion                                                                                 11/01/00

     2. AREA ONE IMPROVEMENTS. Reference herein to "Area One Improvements" shall include all work to be done in Area One pursuant to the Area One Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

     3. AREA ONE PLANS. Tenant has retained Corgan Associates Architects (the "Architect") for space planning and architectural design of Area One. In accordance with the Work Schedule, Tenant shall cause Architect to prepare a space plan for the layout of Area One and final working drawings and specifications for the Area One Improvements. Such final working drawings and specifications are referred to herein as the "Area One Plans." Tenant may, at Tenant's option, to further retain the services of a state registered mechanical, electrical and plumbing design engineer for preparation of that portion of the Area One Plans that pertains to the mechanical, electrical and plumbing systems. The Area One Plans must meet Landlord's minimum standard specifications (herein referred to as the "Standards" or "Building Standards" and attached hereto as EXHIBIT "H" for tenant improvements for the Building, and are subject to Landlord's final approval.

          In accordance with the Work Schedule Landlord will advise Tenant in writing of Landlord's approval or disapproval of the Area One Plans. If Landlord disapproves any aspect of the Area One Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval (including, without limitation, any change in the nature or scope of the work contemplated by the preliminary space plan). Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Area One Plans incorporating the revisions required by Landlord.

          Tenant shall have the sole responsibility for compliance of the Area One Plans with all applicable statutes, codes, ordinances and other regulations including but not limited to, the provisions of the Texas Architectural Barriers Act, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, and that all of the mechanical, electrical and engineering systems affecting the Premises are Year 2000 compliant and all such systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000, if necessary, and continue to operate uninterrupted and in a proper manner and the approval of the Area One Plans by Landlord shall not constitute an indication, representation or certification by Landlord that such Area One Plans are in compliance with said statutes, codes, ordinances and other regulations. In addition, Landlord shall not be responsible for any deficiencies or defects in the Area One Improvements resulting from Tenant's design and preparation of the Area One Plans.

     4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Area One Improvements (the "Non-Standards"), provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) such deviations do not affect the mechanical or the structural integrity of the Building, alter the character or the storefront of the Building, or adversely affect the utility systems.

     5. FINAL PRICING AND DRAWING SCHEDULE. In accordance with the Work Schedule, Landlord shall obtain bids for construction of the Area One Improvements from a minimum of three (3) mutually acceptable general contractors and/or subcontractors (the "Approved Contractors"). Tenant shall have the right to review all bid documents and to be present when the bids are received. Unless Landlord and Tenant shall mutually agree to the contrary, the Approved Contractor which submitted the lowest qualified bid shall be deemed to be the selected "Contractor". Notwithstanding the above, upon mutual agreement, Landlord and Tenant may elect to construct the Area One Improvements through a "fast-track" approach, in lieu of a "hard bid" approach. In this approach, the Contractor will be selected through the solicitation of fee proposals from the Approved Contractors. Except as hereinafter provided, the Contractor shall be required to obtain competitive bids from a minimum of three (3) mutually acceptable subcontractors for each of the principal portions of construction of the Area One Improvements including those who furnish materials or equipment fabricated to a special design. Unless Landlord and Tenant shall mutually agree to the contrary, the subcontractor which submits the lowest qualified bid shall be deemed to be the selected subcontractor. The roofing subcontractor shall be Greater Dallas Roofing and the subcontractor for exterior glass shall be Guardian Glass. Various components of the Area One Improvements may be issued to the Contractor for construction separately (e.g. drywall, mechanical/electrical systems, finishes). The construction contract shall provide (i) that the Tenant and The Staubach Company be named as additional insureds, (ii) a one year warranty period, (iii) identify Contractor's overhead and profit for Change Orders, and (iv) that all equipment installed is Year 2000 compliant.

          After final approval of the Area One Plans, no further changes may be made thereto without the prior written approval from both Landlord (which shall not be unreasonably withheld) and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 below.

     6. CONSTRUCTION OF AREA ONE IMPROVEMENTS. Landlord shall cause Contractor to begin installation of the Area One Improvements in accordance with the Area One Plans and the Work Schedule. Landlord shall supervise the completion of such work and shall use its reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below.

7.   PAYMENT FOR THE AREA ONE IMPROVEMENTS.

          (a) Landlord hereby grants to Tenant a "Area One Allowance" in an amount not to exceed $28.00 per square foot of rentable area in Area One for construction of the Area One Improvements.

     The Area One Allowance shall be used only for:

              (i) Payment of the cost of preparing the space plan and the Area One Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Area One Plans.

              (ii) Payment of the cost of installation of wiring and cabling within the Premises,

              (iii) Payment of the cost of plan check, permit and license fees relating to construction of the Area One Improvements;

              (iv) Payment for the cost of construction of the Area One Improvements, including, but not limited to, the following:

                  (A) Installation within Area One of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                  (B) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within Area One;

                  (C) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within Area One;

                  (D) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                  (E) All fire and life safety control systems including, without limitation, fire walls, halon, fire alarms, piping, wiring and accessories, installed within Area One;

                  (F) All plumbing, fixtures, pipes and accessories to be installed within Area One;

                  (G)      Testing and inspection costs; and

                  (H) Contractors' fees, including but not limited to any fees based on general conditions.

         Tenant's construction costs shall exclude (i) Landlord's construction management fee, (ii) costs resulting from shell building not being in compliance with building codes, (iii) increases that are the result of Landlord's requirements to use select contractors, subcontractors or equipment with the exception of work associated with systems which were installed with the shell building such as roof, glass, and exterior features of the Building (as specifically provided in Paragraph 5 herein), and (iv) removal or relocation of stored materials left from prior occupants, if any.

         Notwithstanding anything contained herein to the contrary, reimbursement for or payment of the cost of those expenses as provided in (i) and (ii) above shall not exceed $2.50 per square foot of the Area One Allowance.

         (b) The cost of each item referenced in Paragraph 7(a) above shall be charged against the Area One Allowance. In the event that the cost of installing the Area One Improvements, as established by Contractor's bid, shall exceed the Area One Allowance, or if any of the Area One Improvements are not to be paid out of the Area One Allowance as provided in Paragraph 7(a) above, the excess (the "Excess") shall be paid by Tenant to Landlord prior to two weeks following the commencement of construction of the Area One Improvements. Landlord shall use best efforts to deposit the Excess into an interest bearing account. Any interest earned shall accrue as additional Excess. In the event that the actual cost of installing the Area One Improvements exceeds the Area One Allowance but is less than the Excess, then Landlord shall refund such unused portion of the Excess to Tenant within thirty (30) days following Landlord's determination of final costs.

         (c) In the event that, after the Area One Plans have been prepared and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Area One Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Area One Improvements. Landlord shall have the right to decline Tenant's request for a change to the Area One Plans if such changes are inconsistent with the provisions of Paragraphs 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Area One Improvements.

         (d) In the event that increases in the cost of the Area One Improvements as set forth in Contractor's bid are due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Area One Allowance.

         In the event that Tenant shall fail to timely pay to Landlord any amounts due as provided in Paragraphs 7(b), 7(c) and 7(d) above, Landlord shall have the right to stop construction until such time as the monies have been paid and any resultant delay in Substantial Completion shall constitute a Tenant Delay as hereinafter provided.

         (e) In the event that the cost of installing the Area One Improvements are less than the Area One Allowance, then Base Rental as defined in Paragraph 1.P of the Lease shall be reduced by an amount equal to the unused portion of the Area One Allowance divided by ninety-six (96).

     8. COMPLETION OF AREA ONE IMPROVEMENTS AND COMMENCEMENT DATE. Reference herein to "Substantial Completion" shall mean the date on which construction and installation of the Area One Improvements have been inspected and approved for occupancy by the City of Richardson, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of Area One remain to be performed (items normally referred to as "punchlist" items). "Substantially Complete" shall mean that "Substantial Completion shall have occurred.

     In the event that on the Commencement Date the Area One Improvements are not Substantially Completed then, notwithstanding Paragraph 1.M of the Lease, the Commencement Date shall be postponed (as Tenant's sole and exclusive remedy) until such work is Substantially Completed, the Term shall continue for the full period of time set forth in Paragraph 1.O of the Lease, and Landlord shall not be liable for any claims or damages in connection with the failure to Substantially Complete the Area One Improvements by a specific date; provided, however, that if there shall be a delay in Substantial Completion of the Area One Improvements as a result of (a) Tenant's failure to approve any items or perform any other obligation in accordance with and by the date specified in the Work Schedule, (b) Tenant's request for materials, finishes or installations other than those readily available, (c) Tenant's changes in the Area One Plans after the approval by Tenant, (d) Tenant's request to deviate from the Standards for Area One Improvements, (e) the performance of any work contemplated herein by a contractor or agent employed by Tenant or any other delay caused directly by Tenant, its agents or employees (including, without limitation, Tenant's failure to timely pay to Landlord any amounts due as provided in Paragraphs 7(b), 7(c) and 7(d)) (collectively the "Tenant Delays") then the Commencement Date shall be accelerated by the number of days of such delay. Landlord shall use best efforts to notify Tenant of any Tenant Delays within seven (7) business days following any such occurrence. Failure to provide such notice to Tenant shall not be construed as a waiver of any such Tenant Delays.

          9. WAIVER & INDEMNIFICATION: Tenant shall have access to the Premises thirty (30) days prior to Substantial Completion for installation of furniture and communications equipment. Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise in, and upon, or about the Premises from any incident arising at any time during the period in which Tenant's agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also hold Landlord exempt and harmless from any damage or injury to any person arising from the such installations or construction of the Tenant Improvements by Tenant.

                                  EXHIBIT "D-2"
                                   WORKLETTER
                                    AREA TWO

     1. COMPLETION SCHEDULE. The following schedule (the "Work Schedule") is hereby established timetable for the planning and completion of the installation of the Area Two Improvements (as defined in Paragraph 2 below) to be constructed in Area Two.


     Tenant submits space plan to Landlord for approval.                                                        05/25/01
     Landlord review and approval of space plan (or comments specifying those item~ not approved).              06/01/01
     Tenant submits Area Two Plans (as hereinafter defined) to Landlord for approval.                           06/29/01
     Landlord review and approval of Area Two Plans (or comments specifying those items not approved).          07/13/01
     Bid period complete.                                                                                       07/20/01
     Commence construction.                                                                                     07/23/01
     Substantial completion                                                                                     11/01/01


     2. AREA TWO IMPROVEMENTS. Reference herein to "Area Two Improvements" shall include all work to be done in Area Two pursuant to the Area Two Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

     3. AREA TWO PLANS. Tenant has retained Corgan Associates Architects (the "Architect") for space planning and architectural design of Area Two. In accordance with the Work Schedule, Tenant shall cause Architect to prepare a space plan for the layout of Area Two and final working drawings and specifications for the Area Two Improvements. Such final working drawings and specifications are referred to herein as the "Area Two Plans." Tenant may, at Tenant's option, to further retain the services of a state registered mechanical, electrical and plumbing design engineer for preparation of that portion of the Area Two Plans that pertains to the mechanical, electrical and plumbing systems. The Area Two Plans must meet Landlord's minimum standard specifications (herein referred to as the "Standards" or "Building Standards" and attached hereto as EXHIBIT "H" for tenant improvements for the Building and are subject to Landlord's final approval.

         In accordance with the Work Schedule, Landlord will advise Tenant in writing of Landlord's approval or disapproval of the Area Two Plans. If Landlord disapproves any aspect of the Area Two Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval (including, without limitation, any change in the nature or scope of the work contemplated by the preliminary space plan). Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Area Two Plans incorporating the revisions required by Landlord.

         Tenant shall have the sole responsibility for compliance of the Area Two Plans with all applicable statutes, codes, ordinances and other regulations including but not limited to, the provisions of the Texas Architectural Barriers Act, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, and that all of the mechanical, electrical and engineering systems affecting the Premises are Year 2000 compliant and all such systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000, if necessary, and continue to operate uninterrupted and in a proper manner and the approval of the Area Two Plans by Landlord shall not constitute an indication, representation or certification by Landlord that such Area Two Plans are in compliance with said statutes, codes, ordinances and other regulations. In addition, Landlord shall not be responsible for any deficiencies or defects in the Area Two Improvements resulting from Tenant's design and preparation of the Area Two Plans.

     4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Area Two Improvements (the "Non-Standards"), provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) such deviations do not affect the mechanical or the structural integrity of the Building, alter the character or the storefront of the Building, or adversely affect the utility systems.

     5. FINAL PRICING AND DRAWING SCHEDULE. In accordance with the Work Schedule, Landlord shall obtain bids for construction of the Area Two Improvements from a minimum of three (3) mutually acceptable general contractors and/or subcontractors (the "Approved Contractors"). Tenant shall have the right to review all bid documents and to be present when the bids are received. Unless Landlord and Tenant shall mutually agree to the contrary, the Approved Contractor which submitted the lowest qualified bid shall be deemed to be the selected "Contractor". Notwithstanding the above, upon mutual agreement, Landlord and Tenant may elect to construct the Area Two Improvements through a "fast-track" approach, in lieu of a "hard bid" approach. In this approach, the Contractor will be selected through the solicitation of fee proposals from the Approved Contractors. Except as hereinafter provided, the Contractor shall be required to obtain competitive bids from a minimum of three (3) mutually acceptable subcontractors for each of the principal portions of construction of the Area Two Improvements including those who furnish materials or equipment fabricated to a special design. Unless Landlord and Tenant shall mutually agree to the contrary, the subcontractor which submits the lowest qualified bid shall be deemed to be the selected subcontractor. The roofing subcontractor shall be Greater Dallas Roofing and the subcontractor for exterior glass shall be Guardian Glass. Various components of the Area Two Improvements may be issued to the Contractor for construction separately (e.g. drywall, mechanical/electrical systems, finishes). The construction contract shall provide (i) that the Tenant and The Staubach Company be named as additional insureds, (ii) a one year warranty period, (iii) identify Contractor's overhead and profit for Change Orders, and (iv) that all equipment installed is Year 2000 compliant.

     After final approval of the Area Two Plans, no further changes may be made thereto without the prior written approval from both Landlord (which shall not be unreasonably withheld) and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 below.

     6. CONSTRUCTION OF AREA TWO IMPROVEMENTS. Landlord shall cause Contractor to begin installation of the Area Two Improvements in accordance with the Area Two Plans and the Work Schedule. Except as specifically provided in Paragraph 9 herein, Landlord shall have no obligation to commence construction of the Area Two Improvements prior to September 15, 2000. Landlord shall supervise the completion of such work and shall use its reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 below.

7.   PAYMENT FOR THE AREA TWO IMPROVEMENTS.

          (a) Landlord hereby grants to Tenant a "Area Two Allowance" in an amount not to exceed $28.00 per square foot of rentable area in Area Two for construction of the Area Two Improvements.

     The Area Two Allowance shall be used only for:

              (i) Payment of the cost of preparing the space plan and the Area Two Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Area Two Plans;

              (ii) Payment of the cost of installation of wiring and cabling within the Premises,

              (iii) Payment of the cost of plan check, permit and license fees relating to construction of the Area Two Improvements;

              (iv) Payment for the cost of construction of the Area Two Improvements, including, but not limited to, the following:

                  (A) Installation within Area Two of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                  (B) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within Area Two;

                  (C) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within Area Two;

                  (D) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems;

                  (E) All fire and life safety control systems including, without limitation, fire walls, halon, fire alarms, piping, wiring and accessories, installed within Area Two;

                  (F) All plumbing, fixtures, pipes and accessories to be installed within Area Two;

                  (G)      Testing and inspection costs; and

                  (H) Contractors' fees, including but not limited to any fees based on general conditions.

         Tenant's construction costs shall exclude (i) Landlord's construction management fee, (ii) costs resulting from shell building not being in compliance with building codes, (iii) increases that are the result of Landlord's requirements to use select contractors, subcontractors or equipment with the exception of work associated with systems which were installed with the shell building such as roof glass, and exterior features of the Building (as specifically provided in Paragraph 5 herein), and (iv) removal or relocation of stored materials left from prior occupants, if any.

         Notwithstanding anything contained herein to the contrary, reimbursement for or payment of the cost of those expenses as provided in (i) and (ii) above shall not exceed $2.50 per square foot of the Area Two Allowance.

         (b) The cost of each item referenced in Paragraph 7(a) above shall be charged against the Area Two Allowance. In the event that the cost of installing the Area Two Improvements, as established by Contractor's bid, shall exceed the Area Two Allowance, or if any of the Area Two Improvements are not to be paid out of the Area Two Allowance as provided in Paragraph 7(a) above, the excess (the "Excess") shall be paid by Tenant to Landlord prior to two weeks following the commencement of construction of the Area Two Improvements. Landlord shall use best efforts to deposit the Excess into an interest bearing account. Any interest earned shall accrue as additional Excess. In the event that the actual cost of installing the Area Two Improvements exceeds the Area Two Allowance but is less than the Excess, then Landlord shall refund such unused portion of the Excess to Tenant within thirty (30) days following Landlord's determination of final costs.

         (c) In the event that, after the Area Two Plans have been prepared and a price therefor established by Landlord, Tenant shall require any changes or substitutions to the Area Two Plans, any additional costs related thereto shall be paid by Tenant to Landlord prior to the commencement of construction of the Area Two Improvements. Landlord shall have the right to decline Tenant's request for a change to the Area Two Plans if such changes are inconsistent with the provisions of Paragraphs 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Area Two Improvements.

         (d) In the event that increases in the cost of the Area Two Improvements as set forth in Contractor's bid are due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Area Two Allowance.

         In the event that Tenant shall fail to timely pay to Landlord any amounts due as provided in Paragraphs 7(b), 7(c) and 7(d) above, Landlord shall have the right to stop construction until such time as the monies have been paid and any resultant delay in Substantial Completion shall constitute a Tenant Delay as hereinafter provided.

         (e) In the event that the cost of installing the Area One Improvements are less than the Area One Allowance, then Base Rental as defined in Paragraph 1.P of the Lease shall be reduced by an amount equal to the unused portion of the Area One Allowance divided by ninety-six (96).

     8. COMPLETION OF AREA TWO IMPROVEMENTS AND AREA TWO COMMENCEMENT DATE. Reference herein to "Substantial Completion" shall mean the date on which construction and installation of the Area Two Improvements have been inspected and approved for occupancy by the City of Richardson, notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of Area Two remain to be performed (items normally referred to as "punchlist" items). "Substantially Complete" shall mean that "Substantial Completion shall have occurred.

     In the event that on the Area Two Commencement Date the Area Two Improvements are not Substantially Completed then, notwithstanding Paragraph 1.N of the Lease, the Area Two Commencement Date shall be postponed (as Tenant's sole and exclusive remedy) until such work is Substantially Completed, the Term shall continue for the full period of time set forth in Paragraph 1.0 of the Lease, and Landlord shall not be liable for any claims or damages in connection with the failure to Substantially Complete the Area Two Improvements by a specific date; provided, however, that if there shall be a delay in Substantial Completion of the Area Two Improvements as a result of (a) Tenant's failure to approve any items or perform any other obligation in accordance with and by the date specified in the Work Schedule, (b) Tenant's request for materials, finishes or installations other than those readily available, (c) Tenant's changes in the Area Two Plans after the approval by Tenant, (d) Tenant's request to deviate from the Standards for Area Two Improvements, (e) the performance of any work contemplated herein by a contractor or agent employed by Tenant or (f) any other delay caused directly by Tenant, its agents or employees (including, without limitation, Tenant's failure to timely pay to

Landlord any amounts due as provided in Paragraphs 7(b), 7(c) and 7(d)) (collectively the "Tenant Delays") then the Area Two Commencement Date shall be accelerated by the number of days of such delay. Landlord shall use best efforts to notify Tenant of any Tenant Delays within seven (7) business days following any such occurrence. Failure to provide such notice to Tenant shall not be construed as a waiver of any such Tenant Delays.

     9. EARLY OCCUPANCY DATE. Provided the Area Two Plans have been prepared and approved and Landlord has received four (4) months prior written notice from Tenant, Tenant may elect to amend the Area Two Commencement Date to an earlier date.


     10. WAIVER & INDEMNIFICATION: Tenant shall have access to the Premises thirty (30) days prior to Substantial Completion for installation of furniture and communications equipment. Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise in, and upon, or about the Premises from any incident arising at any time during the period in which Tenant's agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also hold Landlord exempt and harmless from any damage or injury to any person arising from the such installations or construction of the Tenant Improvements by Tenant.

                                   EXHIBIT "E"
                            NON-DISTURBANCE AGREEMENT



     THIS AGREEMENT made this _____ day of ______________, 19___, between ______________________, a ________________ (hereinafter called "Lender"),
___________________________________, a _________ (hereinafter called "Tenant"), and ______________, a _______________ (said landlord and its successors and assigns occupying the position of landlord under the Lease hereinafter called "Landlord").

                                WITNESSETH THAT:

     WHEREAS, Lender is the owner and holder of a Deed of Trust, Mortgage and Security Agreement dated as of __________, 19___ (hereinafter called the "Security Instrument"), recorded in ________ County, Texas covering the real property described in Exhibit "A" and the buildings and improvements thereon (hereinafter collectively called the "Mortgaged Premises") securing the payment of a promissory note in the stated principal amount of $______________ payable to the order of Lender;

     WHEREAS, Tenant is the tenant under Lease Agreement (hereinafter called the "Lease") dated ____________________, made by Landlord, covering certain property (hereinafter called the "Demised Premises") consisting of a part of the Mortgaged Premises; and

     WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

     1. SUBORDINATION. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

     2. NON-DISTURBANCE. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

     3. ATTORNMENT. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Premises, who shall succeed to the rights and duties of Landlord, and Tenant, and Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

     4. OBLIGATIONS AND REMEDIES. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

              (a) for any act or omission of any prior landlord (including Landlord); or

              (b) for any offsets or defenses which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord's interest in the Lease or becomes a mortgagee in possession; or

              (c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

              (d) by any amendment or modification of the Lease made without Lender's consent; or

              (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

              (f) for any portion of the Tenant Allowance (as such term is defined in the Lease) previously disbursed to Landlord by Lender pursuant to the Construction Loan Agreement executed by and between Landlord and Lender; or

              (g) for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Premises prior to full completion and acceptance by Tenant of improvements required under the Lease; or

              (h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

              (i) by any provision of the Lease restricting use of other properties owned by Lender, as landlord; or

              (j) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

     The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and the Mortgaged Premises.

     5. NO ABRIDGMENT. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

     6. NOTICES OF DEFAULT TO LENDER. Tenant agrees to give Lender a copy of any default notice sent by Tenant to Landlord under the Lease.

     7. REPRESENTATIONS BY TENANT. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

     8. RENT PAYMENT. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

     9. NOTICE OF SECURITY INSTRUMENT. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

     10. LANDLORD DEFAULTS. Tenant agrees with Lender that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

     11. LIABILITY OF LENDER. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its partners, officers, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. The term "Landlord" as used herein shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in the Lease, which term shall include Lender in the event Lender acquires title to the Mortgaged Premises. Further, in the event of any transfer by Landlord of Landlord's interest in this Lease, Landlord (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord's interest.

     12. NOTICE. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) telegram, addressed as follows:

                       To Lender:
                       Address:



                       Attention:

                       To Tenant:
                       Address:



                       Attention:

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, upon receipt.

     13. NO AMENDMENT, ASSIGNMENT OR SUBLETTING OF LEASE. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender. Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord's consent to any such action is required under the Lease.

     14. NO TERMINATION OF LEASE. Tenant agrees that during the term of this agreement, Tenant will not enter into a consensual termination of the Lease with Landlord without the prior written consent of Lender.

     15. MODIFICATION. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

     16. SUCCESSOR LENDER. The term "Lender" as used throughout this Agreement includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

     18. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     19. GENDER AND NUMBER. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

     20. APPLICABLE LAW. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.


LENDER:


By:
Name:
Title:


TENANT:


By:
Name:
Title:


LANDLORD:


By:
Name:
Title:

THE STATE OF TEXAS)
COUNTY OF DALLAS)


     This instrument was acknowledged before me on ______________, 19___, by _________________ of ______________________________, on behalf of said corporation.

Notary Public, State of Texas


(Printed Name)


My Commission Expires:


THE STATE OF TEXAS)
COUNTY OF DALLAS)


     This instrument was acknowledged before me on __________________, 19___, by _________________ of ______________________________, on behalf of said corporation.




Notary Public, State of Texas


(Printed Name)


My Commission Expires:





THE STATE OF TEXAS)
COUNTY OF DALLAS)

     This instrument was acknowledged before me on ___________________ 19__, by _________________ of ______________________________, on behalf of said corporation.




Notary Public, State of Texas


(Printed Name)


My Commission Expires:

                                   EXHIBIT "F"
                               SIGN SPECIFICATIONS


BUILDING MOUNTED

o To be located on the top band facing Plano Road of the building, as approved by Landlord

o    Size not to exceed 3' high by 12' wide

o Font style, logo, and color to be consistent with that used in Tenant's business operation

o    To consist of individual letters which may be backlit with white neon

                                  EXHIBIT "G"
                                 REFUSAL SPACE



                             INTENTIONALLY OMITTED

                                   EXHIBIT "H"
                           MINIMUM BUILDING STANDARDS



1. Interior walls shall consist of 5/8" drywall over 2 1/2" or 3 5/8" metal studs, minimum of 24" on center.

2. Interior ceilings shall be 2' X 4' acoustical lay in or better, where shown on the approved Area One Plans and Area Two Plans. The HVAC ductwork may be painted, but will be incorporated into the overall design. There may also be some use of custom accent pieces using alternative materials such as perforated metal, or translucent fiberglass.

3. Flooring: Carpet for offices and open work areas shall be a minimum of $12.00 per square yard furnished and installed. Restroom floors shall be ceramic tile or other approved hard surface, where shown on the approved Area One Plans and Area Two Plans. Stained concrete and 1/4" epoxy terrazzo may be used in some areas.

4. Millwork countertops shall be plastic laminate. All other general use millwork may be wood veneer millwork or paint grade millwork.

5. Frames are to be knock down or hollow metal type. Doors are a minimum of 3' X 7', solid core wood and painted or stained wood veneer. Hardware shall be lever handle NT Falcon or better.

6. Toilet partitions shall be floor or ceiling mounted composed of either plastic laminate or baked enamel.

7.       Light Fixtures shall be commercial office grade quality or better.

8. Sprinkler heads in areas receiving ceilings shall be chrome semi recessed and shall meet the requirements of code based on the final ceiling design.

9. Building standard power requirements are based on 3 watts per square foot of area within the premises.

10.      Window coverings are 1" aluminum blinds to match color of storefront.

11. Air conditioning is based on approximately 1 ton per 300 square feet of area within the Premises

12. Plumbing fixtures are flush valve and floor or wall mounted. Quantity of fixtures are as required by code.

                                   EXHIBIT I







                                  [SITE PLAN]

                      FIRST AMENDMENT TO LEASE AGREEMENT

         This First Amendment to Lease Agreement (the "First Amendment") is entered into as of (but not necessarily on) the 19th day of June, 2000, by and between CARDINAL TECHNOLOGY CENTER II, INC. (the "Landlord") and ADVANCE PARADIGM, INC. (the "Tenant").

         WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated April 30, 2000 (the "Lease") for 25,122 rentable square feet of space (the "Area One") and 23,190 rentable square feet of space (the "Area Two") located at 1703 N. Plano Road, Richardson, Texas in Landlord's project known as Cardinal Technology Center II; and,

         WHEREAS, Tenant desires to increase the rentable square feet of space within Area One; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the terms and conditions of the increase in Area One.

         NOW THEREFORE, in consideration of the mutual covenants herein set forth and of other good and valuable consideration received by Landlord, Landlord and Tenant hereby agree as follows:

         1. DEFINITIONS. All defined terms used herein shall have the meaning set forth in the Lease except as herein separately defined or specifically amended.

         2. BASIC PROVISIONS. The terms, provisions and conditions of the Lease are incorporated herein by this reference for all purposes as if fully set forth herein.

         3. AREA ONE. Area One as defined in the Lease is hereby amended to be 36,857 square feet of rentable area contained within the Building and EXHIBIT "A-1" to the Lease shall be superseded in its entirety by EXHIBIT "A-1" attached hereto.

         4. AREA TWO. Area Two as defined in the Lease is hereby amended to be 11,455 square feet of rentable area contained within the Building and EXHIBIT "A-2" to the Lease shall be superseded in its entirety by EXHIBIT"A-2" attached hereto.

         5. TENANT'S PROPORTIONATE SHARE. Tenant's Proportionate Share as defined in the Lease is hereby amended to be twenty-five and 89/100 percent (25.89%). From and after the Area Two Commencement Date (as defined in the Lease), Tenant's Proportionate Share shall be thirty-three and 94/100 percent (33.94%).

         6. BASE RENTAL. Base Rental as defined in the Lease is hereby amended to be $46,839.10 per month. From and after the Area Two Commencement Date, Base Rental shall be $61,396.50 for the next sixty (60) months of the Term of this Lease; then $66,429.00 per month for the remainder of the Term of this Lease; each such monthly installment shall be due and payable on the first day of each calendar month, in advance, without demand, deduction or setoff whatsoever.

         7. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS. EXHIBIT "I" to the Lease shall be superseded in its entirety by EXHIBIT "I" attached hereto and Paragraph 10.3 of the Lease shall be amended by deleting the second paragraph and replacing it with the following:

         Notwithstanding anything contained herein to the contrary, Landlord agrees to install, at Landlord's sole cost and expense and in a manner determined at Landlord's sole discretion, one hundred ten (110) covered parking spaces in such location as depicted in the attached "EXHIBIT "I", eighty-two (82) such spaces to be installed on or before the Area One Commencement Date and the remaining twenty-eight (28) to be installed on or before the Area Two Commencement Date

         8. Except as hereby expressly amended, clarified, or nullified, all terms conditions and provisions of the Lease remain in full force and effect as therein set forth and as so amended, clarified or nullified and are hereby ratified as of the date hereof.

         IN WITNESS WHEREOF, this First Amendment is effective as of the date and year first above set forth.

LANDLORD:    CARDINAL TECHNOLOGY CENTER II, INC.

BY:     /s/ MICHAEL R. MCCORMICK
       -----------------------------
NAME:   Michael R. McCormick
       -----------------------------
TITLE:  Vice President
       -----------------------------


TENANT:       ADVANCE PARADIGM, INC.


[INITIAL STAMP]


BY:     /s/ JON S. HALBERT
       -----------------------------
NAME:
       -----------------------------
TITLE:
       -----------------------------

                                 EXHIBIT "A-1"
                               AREA ONE PREMISES








                                AREA 1 PREMISES



                                  [FLOOR PLAN]

                                 EXHIBIT "A-2"
                               AREA TWO PREMISES








                                AREA 2 PREMISES



                                  [FLOOR PLAN]

                                   EXHIBIT "I"







                                  [SITE PLAN]

                      SECOND AMENDMENT TO LEASE AGREEMENT

         This Second Amendment to Lease Agreement (the "Amendment") is made and entered into this 15th day of September, 2000 ("Effective Date"), by and between Cardinal Technology Center II, Inc. ("Landlord") and Advance Paradigm, Inc. ("Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement on April 30, 2000 ("Effective Date"), as amended by the First Amendment to Lease Agreement ("First Amendment") dated June 19, 2000 (collectively the "Lease"), covering premises described therein as 48,312 rentable square feet of space at that certain property commonly known as 1703 N. Plano Road, Richardson, Texas and defined in the First Amendment as "Area One" and "Area Two" (collectively, the "Premises") in Landlord's project known as Cardinal Technology Center II; and

         WHEREAS, Tenant Improvements (as defined in the Lease) and tenant finish-work are under construction in Area One of the Premises pursuant to Exhibit "D-1" attached to the Lease; and

         WHEREAS, Landlord and Tenant desire and agree to modify the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. WORK LETTERS. Exhibits "D-1" and "D-2" attached to the Lease shall be superseded in their respective entirety by Exhibits "D-1" and "D-2" attached hereto and incorporated by reference as if set forth at length.

2. All other terms and conditions of the Lease, except as specifically amended or modified by this amendment, shall remain in effect and unchanged.

                  [Remainder of Page Intentionally Left Blank]


SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT - Page 1

         IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease Agreement as of the date first set forth above.


CARDINAL TECHNOLOGY CENTER II, INC.

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------


ADVANCE PARADIGM, INC.

By: /s/  JON S. HALBERT
   -----------------------------
Name: Jon S. Halbert
     ---------------------------
Title: Vice Chairman
      --------------------------



SECOND AMENDMENT TO COMMERCIAL LEASE AGREEMENT - Page 2

                                 EXHIBIT "D-1"
                                   WORKLETTER
                                    AREA ONE


         1. COMPLETION SCHEDULE. As of the Effective Date (as defined in the Second Amendment to Lease Agreement dated September 15, 2000 ("Second Amendment")) of the Second Amendment, the following work has been completed concerning the installation of the Area One Improvements (as defined in Paragraph 2 below) to be constructed in Area One:

         Tenant has submitted space plans to Landlord for approval;

         Landlord has reviewed and approved the space plans;

         Tenant has submitted Area One Plans (as hereinafter defined) to Landlord for approval;

         Landlord has reviewed and approved Area One Plans;

         Bid period is complete;

         Construction has commenced in Area One; and

         Substantial completion is scheduled is occur on or before 11/01/00.

         2. AREA ONE IMPROVEMENTS. Reference herein to "Area One Improvements" shall include all work to be done in Area One pursuant to the Area One Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

         3. AREA ONE PLANS. Tenant has retained Corgan Associates Architects (the "Architect") for space planning and architectural design of Area One. Architect has prepared final working drawings and specifications for the Area One Improvements. Such final working drawings and specifications are referred to herein as the "Area One Plans." Tenant may, at Tenant's option, to further retain the services of a state registered mechanical, electrical and plumbing design engineer for preparation of that portion of the Area One Plans that pertains to the mechanical, electrical and plumbing systems. The Area One Plans meet Landlord's minimum standard specifications (herein referred to as the "Standards" or "Building Standards" and attached hereto as EXHIBIT "H") for tenant improvements for the Building. Landlord has advised Tenant of Landlord's approval of the Area One Plans.

         Tenant shall have the sole responsibility for compliance of the Area One Plans with all applicable statutes, codes, ordinances and other regulations including but not limited to, the provisions of the Texas Architectural Barriers Act, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, and that all of the mechanical, electrical and engineering systems affecting the Premises are Year 2000 compliant and all such systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000, if necessary, and continue to operate uninterrupted and in a proper manner and the approval of the Area One Plans by Landlord shall not constitute an indication, representation or certification by Landlord that such Area One Plans are in compliance with said statutes, codes, ordinances and other regulations. In addition, Landlord shall not be responsible for any deficiencies or defects in the Area One Improvements resulting from Tenant's design and preparation of the Area One Plans.

         4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Area One Improvements (the "Non-Standards"), provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) such deviations do not affect the mechanical or the structural integrity of the Building, alter the character or the storefront of the Building, or adversely affect the utility systems.

         5. FINAL PRICING AND DRAWING SCHEDULE. Landlord has obtained bids for construction of the Area One Improvements. Tenant has reviewed the bid documents. Landlord and Tenant mutually agree that Pacific Builders Incorporated has been selected as the "Contractor". Within three (3) days of the Effective Date of the Second Amendment, Tenant shall engage Pacific Builders Incorporated to act as the Contractor for the performance of the Area One Improvements in accordance with the following conditions; the contract form for construction of the Area One Improvements to be used will be an AIA Document A111, or a similar document, which meets with Contractor's, Tenant's and Landlord's approval. The roofing subcontractor shall be Greater Dallas Roofing and the subcontractor for exterior glass shall be Guardian Glass. Various components of the Area One Improvements may be issued to the Contractor for construction separately (e.g. drywall, mechanical/electrical systems, finishes). The construction contract shall provide (i) that the Tenant and The Staubach Company be named as additional insureds, (ii) a one year warranty period, (iii) identify Contractor's overhead and profit for Change Orders, and (iv) that all equipment installed is Year 2000 compliant.

         No further changes to the Area One Plans may be made thereto without the prior written approval from both Landlord (which shall not be unreasonably withheld) and Tenant.

         6. CONSTRUCTION OF AREA ONE IMPROVEMENTS. Tenant shall cause Contractor to install the Area One Improvements in accordance with the Area One Plans. Such construction shall be in a good and workmanlike manner and in accordance with the Area One Plans. Tenant shall supervise the completion of such work and shall use its reasonable efforts to secure substantial completion of the work on or before November 1, 2000.

         The cost of such work shall be paid as provided in Paragraph 7 below.

         7. PAYMENT FOR THE AREA ONE IMPROVEMENTS.

                  (a) Landlord hereby grants to Tenant an "Area One Allowance" in an amount not to exceed $28.00 per square foot of rentable area in Area One for construction of the Area One Improvements.

         The Area One Allowance shall be used only for:

                           (i) Payment of the cost of preparing the space plan
and the Area One Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Area One Plans;

                           (ii) Payment of the cost of installation of wiring
and cabling within the Premises;

                           (iii) Payment of the cost of plan check, permit and
license fees relating to construction of the Area One Improvements;

                           (iv) Payment for the cost of construction of the Area
One Improvements, including, but not limited to, the following:

                                    (A)      Installation within Area One of all
                                             partitioning, doors, floor
                                             coverings, ceilings, wall coverings
                                             and painting, millwork and similar
                                             items;

                                    (B)      All electrical wiring, lighting
                                             fixtures, outlets and switches, and
                                             other electrical work to be
                                             installed within Area One;

                                    (C)      The furnishing and installation of
                                             all duct work, terminal boxes,
                                             diffusers and accessories required
                                             for the completion of the heating,
                                             ventilation and air conditioning
                                             systems within Area One;

                                    (D)      Any additional Tenant requirements
                                             including, but not limited to, odor
                                             control, special heating,
                                             ventilation and air conditioning,
                                             noise or vibration control or other
                                             special systems;

                                    (E)      All fire and life safety control
                                             systems including, without
                                             limitation, fire walls, halon, fire
                                             alarms, piping, wiring and
                                             accessories, installed within Area
                                             One;

                                    (F)      All plumbing, fixtures, pipes and
                                             accessories to be installed within
                                             Area One;

                                    (G)      Testing and inspection costs; and

                                    (H)      Contractors' fees, including but
                                             not limited to any fees based on
                                             general conditions.

         Tenant's construction costs shall exclude (i) Landlord's construction management fee, (ii) costs resulting from shell building not being in compliance with building codes, (iii) increases that are the result of Landlord's requirements to use select contractors, subcontractors or equipment with the exception of work associated with systems which were installed with the shell building such as roof, glass, and exterior features of the Building (as specifically provided in Paragraph 5 herein), and (iv) removal or relocation of stored materials left from prior occupants, if any. Notwithstanding anything contained herein to the contrary, reimbursement for or payment of the cost of those expenses as provided in (i) and (ii) above shall not exceed $2.50 per square foot of the Area One Allowance.

                  (b) The cost of each item referenced in Paragraph 7(a) above shall be charged against the Area One Allowance. In the event that the cost of installing the Area One Improvements shall exceed the Area One Allowance, or if any of the Area One Improvements are not to be paid out of the Area One Allowance as provided in Paragraph 7(a) above, the excess (the "Excess") shall be paid by Tenant to Contractor.

                  (c) Tenant shall be solely responsible for all related construction costs and expense, subject to reimbursement from the Area One Allowance as herein provided. On or before the 25th day of each month, Tenant shall notify Landlord in writing that a portion of the Area One Improvements have been completed in accordance with the Area One Plans by submitting Contractor's request for payment (American Institute of Architects Document
G702) and lien releases. Landlord shall inspect the construction and upon verification of Substantial Completion, Landlord shall, within (20) business days from receipt of Tenant's notice, issue a reimbursement payment to Tenant for ninety percent (90%) of the actual cost of the construction completed during that period, provided that Tenant delivers to Landlord a copy of Tenant's check payable to Contractor for said amount. Final payment of the ten percent (10%) of accrued retainage shall not be made until thirty (30) days after Substantial Completion of the Area One Improvements. Such payments shall be charged against the Area One Allowance and Landlord's total obligation for payment shall not exceed that amount.

         As conditioned precedent to each payment, Tenant must satisfy the following requirements:

                           (a) There shall be no event of default which has
occurred and is continuing beyond any applicable notice and grace period pursuant to the terms of this Lease.

                           (b) Tenant shall procure and deliver to Landlord the
lien releases and/or waivers of mechanic's liens and receipted bills showing that of the date of the immediately preceeding payment all amounts due to parties who furnish materials or services or performed labor of any kind in connection with the Area One Improvements, have been paid in full.

                  (d) In the event that the cost of installing the Area One Improvements are less than the Area One Allowance, then Base Rental as defined in Paragraph 1.P of the Lease shall be reduced by an amount equal to the unused portion of the Area One Allowance divided by ninety-six (96).

         8. COMPLETION OF AREA ONE IMPROVEMENTS AND COMMENCEMENT DATE. "Substantially Complete" shall mean that "Substantial Completion" shall have occurred. Construction of the Area One Improvements shall be deemed Substantially Complete (subject to completion of minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of Area One remain to be performed, i.e. items normally referred to as "punchlist" items) upon receipt by Landlord of the following:

                  (a) a Certificate of Occupancy or similar form from the City of Richardson, Texas allowing occupancy and a certificate from Tenant's Architect certifying that the Area One Improvements have been completed in substantial accordance with the approved Area One Plans;

                  (b) a final affidavit and lien release from Contractor and final lien releases or waivers by all subcontractors, material men and other parties who have supplied labor, material or services for the construction of the Area One Improvements or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the property and of which Tenant has knowledge;

                  (c) Tenant shall have delivered to Landlord a written statement, certified as correct by Tenant, setting forth in reasonable detail the out-of-pocket construction costs incurred by Tenant with respect to Area One Improvements together with all proof, reasonably satisfactory to Landlords that such invoices have been paid in full and such other information with respect to the construction of the Area One Improvements as Landlord may reasonably require to enable Landlord to substantiate the costs set forth in Tenant's written statement;

                  (d) Tenant shall have delivered to Landlord a Certificate of Substantial Completion (as such term is defined in American Institute of Architects Document B141, Owner Architect Agreement) with respect to the Area One Improvements, issued by the Architect, which shall include the Architect's certification that the Area One Improvements have been Substantially Completed in accordance with the Area One Plans; and,

                  (e) Upon completion of the Area One Improvements and prior to final payment for the Area One Improvements, Tenant shall have delivered to Landlord an "as built" set of the Area One Plans and specifications.

         In the event that on the Commencement Date the Area One Improvements are not Substantially Completed then, pursuant to Paragraph 1.M of the Lease, the Commencement Date shall not be postponed. The Term shall continue for the full period of time set forth in Paragraph 1.O of the Lease, and Landlord shall not be liable for any claims or damages in connection with the failure to Substantially Complete the Area One Improvements by a specific date.

         9. WAIVER & INDEMNIFICATION.

         (a) Tenant hereby waives all claims against Landlord, its successors, assigns, agents, employees, contractors, property manager, partners, directors, officers and affiliates (the "Indemnified Parties") for damages to goods, wares and merchandise in, and upon, or about the Premises, Land or Building from any incident arising at any time during the period in which Tenant's agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also hold Landlord exempt and harmless from any damage or injury to any person arising from the construction of the Area One Improvements by Tenant.

         (b) In the event of dispute between Tenant and Contractor and/or any subcontractors regarding any issue related to construction of the Area One Improvements, including, but not limited to: completion dates, quality of work, warranties, etc., the Indemnified Parties shall not be liable for and Tenant will indemnify, defend and save harmless the Indemnified Parties of and from any such claim or dispute.

         10. INSURANCE. Contractor and any major subcontractors shall provide Landlord sufficient evidence including insurance endorsements and/or certificates, satisfactory to Landlord, that each is covered under such workmen's compensation, commercial general liability and property damage insurance. Such workers' compensation insurance shall be in accordance with the laws of the State of Texas. If Tenant, Tenant's Contractors and any other agents are non-subscribers under the workers' compensation laws of the State of Texas, then they shall provide employers' liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) disease, policy limit and Five Hundred Thousand Dollars ($500,000.00) disease, each employee. Such commercial general liability and property damage insurance policies shall provide for not less than Two Million Dollars ($2,000,000.00) in coverage per occurrence, and insure both Tenant and, as additional named insureds, Landlord and its agents including, but not limited to, Kennedy Associates Real Estate Counsel, Inc. Prior to the Tenant's Project being commenced, Tenant will cause all contractors and agents to provide evidence of insurance for loss to Landlord on account of property damage or personal injury.

                                 EXHIBIT "D-2"
                                   WORKLETTER
                                    AREA TWO

         1. COMPLETION SCHEDULE. The following schedule (the "Work Schedule") is hereby established as a timetable for the planning and completion of the installation of the Area Two Improvements (as defined in Paragraph 2 below) to be constructed in Area Two.

         Tenant submits space plan to Landlord for approval.                                       05/25/01
         Landlord review and approval of space plan (or comments
            specifying those items not approved).                                                  06/01/01
         Tenant submits Area Two Plans (as hereinafter defined) to Landlord for approval.          06/29/01
         Landlord review and approval of Area Two Plans (or comments
            specifying those items not approved).                                                  07/13/01
         Bid period complete.                                                                      07/20/01
         Commence construction.                                                                    07/23/01
         Substantial completion.                                                                   11/01/01

         2. AREA TWO IMPROVEMENTS. Reference herein to "Area Two Improvements" shall include all work to be done in Area Two pursuant to the Area Two Plans (defined in Paragraph 3 below), including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wall covering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork.

         3. AREA TWO PLANS. Tenant has retained Corgan Associates Architects (the "Architect") for space planning and architectural design of Area Two. In accordance with the Work Schedule, Tenant shall cause Architect to prepare a space plan for the layout of Area Two and final working drawings and specifications for the Area Two Improvements. Such final working drawings and specifications are referred to herein as the "Area Two Plans." Tenant may, at Tenant's option, to further retain the services of a state registered mechanical, electrical and plumbing design engineer for preparation of that portion of the Area Two Plans that pertains to the mechanical, electrical and plumbing systems. The Area Two Plans must meet Landlord's minimum standard specifications (herein referred to as the "Standards" or "Building Standards" and attached hereto as Exhibit "H") for tenant improvements for the Building and are subject to Landlord's final approval.

         In accordance with the Work Schedule, Landlord will advise Tenant in writing of Landlord's approval or disapproval of the Area Two Plans. If Landlord disapproves any aspect of the Area Two Plans, Landlord shall so notify Tenant and specify the reasons for such disapproval (including, without limitation, any change in the nature or scope of the work contemplated by the preliminary space plan). Landlord may also specify how any such disapproved item may be made reasonably acceptable to Landlord, and Tenant shall, within five (5) business days thereafter, deliver to Landlord revised Area Two Plans incorporating the revisions required by Landlord.

         Tenant shall have the sole responsibility for compliance of the Area Two Plans with all applicable statutes, codes, ordinances and other regulations including but not limited to, the provisions of the Texas Architectural Barriers Act, the American With Disabilities Act of 1990, and interpretations or regulations promulgated thereunder and/or amendments thereto, and that all of the mechanical, electrical and engineering systems affecting the Premises are Year 2000 compliant and all such systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000, if necessary, and continue to operate uninterrupted and in a proper manner and the approval of the Area Two Plans by Landlord shall not constitute an indication, representation or certification by Landlord that such Area Two Plans are in compliance with said statutes, codes, ordinances and other regulations. In addition, Landlord shall not be responsible for any deficiencies or defects in the Area Two Improvements resulting from Tenant's design and preparation of the Area Two Plans.

         4. NON-STANDARD TENANT IMPROVEMENTS. Landlord shall permit Tenant to deviate from the Standards for the Area Two Improvements (the "Non-Standards"), provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the deviations conform to applicable governmental regulations, and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; (d) such deviations do not affect the mechanical or the structural integrity of the Building, alter the character or the storefront of the Building, or adversely affect the utility systems; and (e) Tenant obtains Landlord's prior written approval for such deviations.

         5. FINAL PRICING AND DRAWING SCHEDULE. In accordance with the Work Schedule Landlord shall obtain bids for construction of the Area Two Improvements from a minimum of three (3) mutually acceptable general contractors and/or subcontractors (the "Approved Contractors"). Tenant shall have the right to review all bid documents and to be present when the bids are received. Unless Landlord and Tenant shall mutually agree to the contrary, the Approved Contractor which submitted the lowest qualified bid shall be deemed to be the selected "Contractor". Notwithstanding the above, upon mutual agreement, Landlord and Tenant may elect to construct the Area Two Improvements through a "fast track" approach in lieu of a "hard bid" approach. In this approach, the Contractor will be selected through the solicitation of fee proposals from the Approved Contractors. Prior to commencement of construction of the Area Two Improvements, Tenant shall engage the Contractor for the performance of the Area Two Improvements in accordance with the Area Two Plans; the contract form for construction of the Area Two Improvements will be an AIA Document A111, or a similar document, which meets with Contractor's, Tenant's and Landlord's approval. Except as hereinafter provided, the Contractor shall be required to obtain competitive bids from a minimum of three (3) mutually acceptable subcontractors for each of the principal portions of construction of the Area Two Improvements including those who furnish materials or equipment fabricated to a special design. Unless Landlord and Tenant shall mutually agree to the contrary, the subcontractor which submits the lowest qualified bid shall be deemed to be the selected subcontractor. The roofing subcontractor shall be Greater Dallas Roofing and the subcontractor for exterior glass shall be Guardian Glass. Various components of the Area Two Improvements may be issued to the Contractor for construction separately (e.g. drywall, mechanical/electrical systems, finishes). The construction contract shall provide (i) that the Tenant and The Staubach Company be named as additional insureds, (ii) a one year warranty period, (iii) identify Contractor's overhead and profit for Change Orders, and (iv) that all equipment installed is Year 2000 compliant.

                  After final approval of the Area Two Plans, no further changes may be made thereto without the prior written approval from both Landlord (which shall not be unreasonably withheld) and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 8 below.

         6. CONSTRUCTION OF AREA TWO IMPROVEMENTS. Tenant shall cause Contractor to begin installation of the Area Two Improvements in accordance with the Area Two Plans and the Work Schedule. Such construction shall be in a good and workmanlike manner and in accordance with the Area Two Plans. Tenant shall supervise the completion of such work and shall use its reasonable efforts to secure substantial completion of the work on or before November 1, 2001.

         The cost of such work shall be paid as provided in Paragraph 7 below.

         7. PAYMENT FOR THE AREA TWO IMPROVEMENTS.

                  (a) Landlord hereby grants to Tenant an "Area Two Allowance" in an amount not to exceed $28.00 per square foot of rentable area in Area Two for construction of the Area Two Improvements.

         The Area Two Allowance shall be used only for:

                           (i) Payment of the cost of preparing the space plan
and the Area Two Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Area Two Plans;

                           (ii) Payment of the cost of installation of wiring
and cabling within the Premises;

                           (iii) Payment of the cost of plan check, permit and
license fees relating to construction of the Area Two Improvements;

                           (iv) Payment for the cost of construction of the Area
Two Improvements, including, but not limited to, the following:

                                    (A)      Installation within Area Two of all
                                             partitioning, doors, floor
                                             coverings, ceilings, wall coverings
                                             and painting, millwork and similar
                                             items;

                                    (B)      All electrical wiring, lighting
                                             fixtures, outlets and switches, and
                                             other electrical work to be
                                             installed within Area Two;

                                    (C)      The furnishing and installation of
                                             all duct work, terminal boxes,
                                             diffusers and accessories required
                                             for the completion of the heating,
                                             ventilation and air conditioning
                                             systems within Area Two;

                                    (D)      Any additional Tenant requirements
                                             including, but not limited to, odor
                                             control, special heating,
                                             ventilation and air conditioning,
                                             noise or vibration control or other
                                             special systems;

                                    (E)      All fire and life safety control
                                             systems including, without
                                             limitation, fire walls, halon, fire
                                             alarms, piping, wiring and
                                             accessories, installed within Area
                                             Two;

                                    (F)      All plumbing, fixtures, pipes and
                                             accessories to be installed within
                                             Area Two;

                                    (G)      Testing and inspection costs; and

                                    (H)      Contractors' fees, including but
                                             not limited to any fees based on
                                             general conditions.

         Tenant's construction costs shall exclude (i) Landlord's construction management fee, (ii) costs resulting from shell building not being in compliance with building codes, (iii) increases that are the result of Landlord's requirements to use select contractors, subcontractors or equipment with the exception of work associated with systems which were installed with the shell building such as roof, glass, and exterior features of the Building (as specifically provided in Paragraph 5 herein), and (iv) removal and relocation of stored materials left from prior occupants, if any. Notwithstanding anything contained herein to the contrary, reimbursement for or payment of the cost of those expenses as provided in (i) and (ii) above shall not exceed $2.50 per square foot of the Area Two Allowance.

                  (b) The cost of each item referenced in Paragraph 7(a) above shall be charged against the Area Two Allowance. In the event that the cost of installing the Area Two Improvements shall exceed the Area Two Allowance, or if any of the Area Two Improvements are not to be paid out of the Area Two Allowance as provided in Paragraph 7(a) above, the excess (the "Excess") shall be paid by Tenant to Contractor.

                  (c) Tenant shall be solely responsible for all related construction costs and expense, subject to reimbursement from the Area Two Allowance as herein provided. On or before the 25th day of each month, Tenant shall notify Landlord in writing that a portion of the Area Two Improvements have been completed in accordance with the Area Two Plans by submitting Contractor's request for payment (American Institute of Architects Document
G702) and lien releases. Landlord shall inspect the construction and upon verification of Substantial Completion. Landlord shall, within (20) business days from receipt of Tenant's notice, issue a reimbursement payment to Tenant for ninety percent (90%) of the actual cost of the construction completed during that period, provided that Tenant delivers to Landlord a copy of Tenant's check payable to Contractor for said amount. Final payment of the ten percent (10%) of accrued retainage shall not be made until thirty (30) days after Substantial Completion of the Area Two Improvements. Such payments shall be charged against the Area Two Allowance and Landlord's total obligation for payment shall not exceed that amount.

         As conditioned precedent to each payment, Tenant must satisfy the following requirements:

                           (a) There shall be no event of default which has
occurred and is continuing beyond any applicable notice and grace period pursuant to the terms of this Lease.

                           (b) Tenant shall procure and deliver to Landlord the
lien releases and/or waivers of mechanic's liens and receipted bills showing that of the date of the immediately preceeding payment all amounts due to parties who furnish materials or services or performed labor of any kind in connection with the Area Two Improvements, have been paid in full.

                  (d) In the event that the cost of installing the Area Two Improvements are less than the Area Two Allowance, then Base Rental as defined in Paragraph 1.P of the Lease shall be reduced by an amount equal to the unused portion of the Area Two Allowance divided by ninety-six (96).

         8. COMPLETION OF AREA TWO IMPROVEMENTS AND AREA TWO COMMENCEMENT DATE. "Substantially Complete" shall mean that "Substantial Completion" shall have occurred. Construction of the Area Two Improvements shall be deemed Substantially Complete (subject to completion of minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of Area Two remain to be performed, i.e. items normally referred to as "punchlist" items) upon receipt by Landlord of the
Following:

                  (a) a Certificate of Occupancy or similar form from the City of Richardson, Texas allowing occupancy and a certificate from Tenant's Architect certifying that the Area Two Improvements have been completed in substantial accordance with the approved Area Two Plans.

                  (b) a final affidavit and lien release from Contractor and final lien releases or waivers by all subcontractors, material men and other parties who have supplied labor, material or services for the construction of the Area Two Improvements or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the property and of which Tenant has knowledge;

                  (c) Tenant shall have delivered to Landlord a written statement, certified as correct by Tenant, setting forth in reasonable detail the out-of-pocket construction costs incurred by Tenant with respect to Area Two Improvements together with all proof, reasonably satisfactory to Landlords that such invoices have been paid in full and such other information with respect to the construction of the Area Two Improvements as Landlord may reasonably require to enable Landlord to substantiate the costs set forth in Tenant's written statement.

                  (d) Tenant shall have delivered to Landlord a Certificate of Substantial Completion (as such term is defined in American Institute of Architects Document B141, Owner Architect Agreement) with respect to the Area Two Improvements, issued by the Architects, which shall include the Architect's certification that the Area Two Improvements have been Substantially Completed in accordance with the Area Two Plans; and

                  (e) Upon completion of the Area Two Improvements and prior to final payment for the Area Two Improvements, Tenant shall have delivered to Landlord an "as built" set of the Area Two Plans and specifications.

         In the event that on the Commencement Date the Area Two Improvements are not Substantially Completed then, pursuant to Paragraph 1.N of the Lease, the Area Two Commencement Date shall not be postponed. The Term shall continue for the full period of time set forth in Paragraph 1.O of the Lease, and Landlord shall not be liable for any claims or damages in connection with the failure to Substantially Complete the Area Two Improvements by a specific date.

         9. WAIVER & INDEMNIFICATION.

         (a) Tenant hereby waives all claims against Landlord, its successors, assigns, agents, employees, contractors, property manager, partners, directors, officers and affiliates (the "Indemnified Parties") for damages to goods, wares and merchandise in, and upon, or about the Premises, Land or Building from any incident arising at any time during the period in which Tenant's agents are installing signs, fixtures, or any other equipment and/or constructing any improvements in the Premises. Tenant will also hold Landlord exempt and harmless from any damage or injury to any person arising from the construction of the Area Two Improvements by Tenant.

         (b) In the event of dispute between Tenant and Contractor and/or any subcontractors regarding any issue related to construction of the Area Two Improvements, including, but not limited to: completion dates, quality of work, warranties, etc., the Indemnified Parties shall not be liable for and Tenant will indemnify, defend and save harmless the Indemnified Parties of and from any such claim or dispute.

         (10) INSURANCE: Contractor and any major subcontractors shall provide Landlord sufficient evidence including insurance endorsements and/or certificates, satisfactory to Landlord, that each is covered under such workmen's compensation, commercial general liability and property damage insurance. Such workers' compensation insurance shall be in accordance with the laws of the State of Texas. If Tenant, Tenant's Contractors and any other agents are non-subscribers under the worker's compensation laws of the State of Texas, then they shall provide employer's liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) discase, policy limit and Five Hundred Thousand Dollars ($500,000.00) discase, each employee. Such commercial general liability and property damage insurance policies shall provide for not less than Two Million Dollars ($2,000,000.00) in coverage per occurrence, and insure both Tenant and, as additional named insureds, Landlord and its agents including, but not limited to, Kennedy Associates Real Estate Counsel, Inc. Prior to the Tenant's Project being commenced, Tenant will cause all contractors and agents to provide evidence of insurance for loss to Landlord on account of property damage or personal injury.

         10. EARLY OCCUPANCY DATE. Provided the Area Two Plans have been prepared and approved and Landlord has received four (4) months prior written notice from Tenant, Tenant may elect to amend the Area Two Commencement Date to an earlier date.

                       THIRD AMENDMENT TO LEASE AGREEMENT


         This Third Amendment to Lease Agreement (the Amendment) is made and entered into this _______ day of March, 2001 (Effective Date), by and between Cardinal Technology Center II, Inc. (Landlord) and Advance Paradigm, Inc. (Tenant).

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement on April 30, 2000 (Effective Date), as amended by the First Amendment to Lease Agreement (First Amendment) dated June 19, 2000, and further amended by the Second Amendment to Lease Agreement (Second Amendment) dated September 15,
2000, (collectively the Lease), covering premises described therein as 48,312 rentable square feet of space at that certain property commonly known as 1703 N. Plano Road, Richardson, Texas and defined in the First Amendment as Area One and Area Two (collectively, the Premises) in Landlord's project known as Cardinal Technology Center II; and

         WHEREAS, Tenant has requested the right to have installed on the roof of the Premises a satellite dish; and

         WHEREAS, Landlord and Tenant desire and agree to modify the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. SATELLITE DISH. Tenant shall have the non-exclusive license, at its sole cost and expense, to use a portion of the roof area of the Building, as Landlord may reasonably select and as permitted by law in accordance with all applicable statutes and building codes, governmental rules, regulations and orders, zoning and land use laws, rules and regulations, and recorded covenants, conditions and restrictions affecting title to the Premises (Legal Requirements) for the installation, operation, maintenance, security, repair and replacement of a satellite dish not to exceed thirty-six inches (36) in diameter and related cable connections serving the Premises for Tenant's business operations (the "Telecommunications Equipment"). Tenant's exercise of said license shall be subject to the following: (i) Landlord's determination that space is available for such purpose at the time Tenant's request is made; (ii) Landlord's approval of the size, type, and location of the equipment to be installed; (iii) Landlord's determination that such use shall not cause damage to or interference with the roof or any other use being made (or intended to be made) of the roof; and (iv) Tenant's reimbursement of any out-of-pocket expenses incurred by Landlord in reviewing Tenant's request and in supervising the installation of Tenant's equipment. The following terms and conditions will apply to Tenant's installation, operation and maintenance of the Telecommunications Equipment in accordance with the terms of this Section 1 of this Amendment:

         (a) Once install, provided that the Telecommunications Equipment cannot be seen from the street, Tenant shall be solely responsible for the maintenance of the Telecommunications Equipment and must promptly remove any debris and other loose materials Tenant or its representatives place on the roof as a result of any installation, operation and maintenance by Tenant of such Telecommunications Equipment.

         (b) Upon the expiration of the term of the earlier termination of this Lease, if Landlord at its sole discretion so elects, and upon fifteen (15) days prior written notice to Tenant, Tenant must remove the Telecommunications Equipment. If Tenant fails to promptly remove the Telecommunications Equipment, Landlord may remove the Telecommunications Equipment at Tenant's expense, and Landlord will have no duty or obligation to account to Tenant for any proceeds Landlord receives from the disposal of the Telecommunications Equipment.

         (c) If a loss of Telecommunications Equipment occurs as a result of condemnation or casualty, or as a result of a change in applicable Legal Requirements, Tenant will have no claim for rebate or abatement of Rent or for damages against Landlord by reason of such loss.

         (d) Tenant must install and maintain waterproofing materials around any penetrations of the roof of the Building that are made during the installation, maintenance, repair, replacement or removal of the


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THIRD AMENDMENT TO LEASE AGREEMENT                                 Page 1

Telecommunications Equipment, and must use Landlord's roofing contractor to perform such work, so that Landlord is assured that those penetrations do not void, limit or reduce any roof warranty in effect from time to time. Upon final removal of the Telecommunications Equipment, Tenant must repair and restore all roof penetrations and again must use Landlord's roofing contractor for such work so that Landlord is assured that these penetrations do not void, limit or reduce any roof warranty in effect from time to time.

         (e) If any repair or maintenance to the Building necessitates the relocation of any of the Telecommunications Equipment or any related equipment Tenant installs in accordance with the terms of this Section 1 of this Amendment, Tenant must bear all expenses of such relocation. In addition to any other rules and regulations Landlord may establish from time to time governing use of the roof, Tenant shall comply with the following: (i) Tenant's use of the roof shall be at Tenant's sole risk and expense and Landlord shall have no responsibility therefore and no liability on account of any damage to or interference with Tenant's equipment; (ii) Tenant shall be solely responsible for installing, operating, maintaining and repairing its equipment at its own expense in a manner that causes no interference with or damage to the roof itself or any other person's use of the roof, (iii) Tenant shall perform all of such work in such a way as to not damage any building systems or void any warranty or guarantee relating thereto; and (iv) Tenant, if required by Landlord, shall use existing building conduits and pipes or use building contractors (or other contractors approved by Landlord) in performing such work. Tenant's exercise of its rights under this subsection shall be considered an alteration subject to Section 10 of this Lease to the extent Section 10 is not inconsistent with the foregoing.

         (f) In the event that the Telecommunications Equipment, wiring and facilities or satellite and antennae equipment of any type installed by or at the request of Tenant within the Tenant's premises, on the roof, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall assume an liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.

         (g) Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

         (h) In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the providers provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests of the building relating to the proposed activities of the provider,
(iii) the provider agrees to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be


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THIRD AMENDMENT TO LEASE AGREEMENT                                        Page 2
necessary to protect the interests of the building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing building conduits and pipes or use building contractors (or other Contractors approved by Landlord); (vi) the provider agrees to deliver to Landlord detailed "as built plans immediately after the installation of the provider's equipment is complete; and (vii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

2. All other terms and conditions of the Lease, except as specifically amended or modified by this Amendment, shall remain in effect and unchanged.

         IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease Agreement as of the date first set above.

CARDINAL TECHNOLOGY CENTER II, INC.


By:
       -----------------------------
Name:
       -----------------------------
Title:
       -----------------------------


ADVANCE PARADIGM, INC.


By:     /s/ JON S. HALBERT
       -----------------------------
Name:
       -----------------------------
Title:
       -----------------------------









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THIRD AMENDMENT TO LEASE AGREEMENT                                        Page 3